UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MELLANOX TECHNOLOGIES, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

NOTICE OF

2017 ANNUAL GENERAL MEETING OF

SHAREHOLDERS TO BE HELD ON APRIL 25, 2017

To our Shareholders:

You are cordially invited to attend our 2017 annual general meeting of shareholders, which will be held at the offices of Mellanox Technologies, Ltd. (the “Company”), located at 26 Hakidma St., Beit Mellanox, Yokneam, Israel 2069200, on Tuesday, April 25, 2017 at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time). Shareholders may also participate in the meeting via a live webcast on the investor relations section of the Mellanox website at www.mellanox.com. Please access the website 15 minutes prior to the start of the meeting to download and install any necessary audio software. You may also participate in the meeting via teleconference by dialing the toll-free U.S. telephone number (800) 894-5910, the international telephone number +1 (785) 424-1052 or the toll-free Israeli telephone number 180-925-6145 at least 15 minutes prior to the start of the meeting and referencing the conference ID number MLNX0425.

We are holding the annual general meeting for the following purposes:

1.

To elect seven directors to hold office until our 2018 annual general meeting of shareholders, or until their respective successors have been elected and have qualified, or until their earlier death, resignation or removal;

2.

To approve (i) an increase in the annual base salary of Eyal Waldman from $570,000 to $610,000 effective retroactively from April 1, 2017, and accordingly any contribution to Israeli severance, pension and education funds shall be made based on the updated base salary, and (ii) a cash bonus to be paid to Mr. Waldman in the amount of $270,000 for services rendered for the fiscal year ended December 31, 2016;

3.

To approve the grant to Mr. Waldman of 90,000 restricted share units under the Second Amended and Restated Global Share Incentive Plan (2006) (the “Second Restated Plan”) if approved by our shareholders, or else under our existing Amended and Restated Global Share Incentive Plan (2006) (the “First Restated Plan”), as approved by our shareholders last year, effective March 14, 2016;

4.	To conduct an advisory vote to approve the compensation of our named executive officers;

5.	To conduct an advisory vote on the frequency of an advisory vote to approve the compensation of our named executive officers;

6.	To approve certain changes to the annual retainer fees and equity awards to our non-employee directors;

7.

To approve the Second Restated Plan, making certain changes to the terms of the First Restated Plan and to increase the number of ordinary shares reserved for issuance under the plan by 1,640,000 shares;

8.

To appoint Kost Forer Gabbay & Kasierer, the Israel-based member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and to authorize our audit committee to determine our accounting firm’s fiscal 2017 remuneration in accordance with the volume and nature of their services; and

9.	To transact any other business as may properly come before the meeting, including allowing PricewaterhouseCoopers LLP to provide its stand regarding its replacement and providing management’s report on our business for the year ended December 31, 2016 (you will also be invited to discuss our 2016 consolidated financial statements), as well as any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

These items of business to be transacted at the meeting are more fully described in the proxy statement, which is part of this notice.

The meeting will begin promptly at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time) and check-in will begin at 4:00 p.m. local Israeli time. Only holders of record of ordinary shares at the close of business on March 17, 2017, the record date, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2017

THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT HTTPS://WWW.PROXYDOCS.COM/MLNX.

By order of the board of directors,

Alan C. Mendelson Secretary

Menlo Park, California

March     , 2017

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE MEETING	1

PROPOSAL ONE—ELECTION OF DIRECTORS	11

PROPOSAL TWO—APPROVAL OF SALARY INCREASE, CONTRIBUTIONS TO SEVERANCE, PENSION AND EDUCATION FUNDS AND CASH BONUS TO BE PAID TO EYAL WALDMAN	16

PROPOSAL THREE—APPROVAL OF THE GRANT OF RESTRICTED SHARE UNITS TO EYAL WALDMAN	17

PROPOSAL FOUR—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”) AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT	18

PROPOSAL FIVE—ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES	20

PROPOSAL SIX—APPROVAL OF THE ANNUAL RETAINER FEES AND EQUITY AWARDS TO OUR NON-EMPLOYEE DIRECTORS	21

PROPOSAL SEVEN—APPROVAL OF THE MELLANOX TECHNOLOGIES, LTD. SECOND AMENDED AND RESTATED GLOBAL SHARE OPTION INCENTIVE PLAN (2006)	23

PROPOSAL EIGHT—APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF AUDIT COMMITTEE DETERMINATION OF REMUNERATION; REVIEW MANAGEMENT’S REPORT ON OUR BUSINESS FOR THE YEAR ENDED DECEMBER 31, 2016; REVIEW AND DISCUSSION OF OUR 2016 CONSOLIDATED FINANCIAL STATEMENTS; AND ALLOWING PRICEWATERHOUSECOOPERS LLP TO PROVIDE ITS STAND REGARDING ITS REPLACEMENT	32

AUDIT MATTERS	34

COMPENSATION DISCUSSION AND ANALYSIS	36

EXECUTIVE COMPENSATION TABLES	46

REPORT OF THE COMPENSATION COMMITTEE	51

SECURITY OWNERSHIP	52

EXECUTIVE OFFICERS	54

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	55

DIRECTOR COMPENSATION IN FISCAL YEAR 2016	63

WHERE YOU CAN FIND ADDITIONAL INFORMATION	64

OTHER MATTERS	64

APPENDIX A—MELLANOX TECHNOLOGIES, LTD. SECOND AMENDED AND RESTATED GLOBAL SHARE INCENTIVE PLAN (2006)	A-1

APPENDIX B—DIRECTIONS TO MELLANOX TECHNOLOGIES, LTD.’S 2017 ANNUAL GENERAL MEETING	B-1

APPENDIX C—RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME	C-1

PROXY STATEMENT FOR

2017 ANNUAL GENERAL MEETING OF

SHAREHOLDERS TO BE HELD ON APRIL 25, 2017

This proxy statement is furnished to our shareholders as of the close of business on March 17, 2017, the record date, in connection with the solicitation of proxies by our board of directors for use at our annual general meeting of shareholders, to be held at the offices of Mellanox Technologies, Ltd. (the “Company”), located at 26 Hakidma St., Beit Mellanox, Yokneam, Israel 2069200, on Tuesday, April 25, 2017 at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time) and at any adjournments or postponements of the meeting. We are mailing this proxy statement and the proxy card, together with a copy of our annual report to shareholders, to our shareholders on or about March 24, 2017.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE MEETING

Why am I receiving this proxy statement?

You are receiving this proxy statement from us because you were a shareholder of record at the close of business on the record date of March 17, 2017. As a shareholder of record, you are invited to attend our annual general meeting of shareholders and are entitled to vote on the items of business described in this proxy statement. This proxy statement contains important information about the meeting and the items of business to be transacted at the meeting. You are strongly encouraged to read this proxy statement, which includes information that you may find useful in determining how to vote.

As of March 17, 2017, there were [●] ordinary shares outstanding. Our ordinary shares are our only class of voting stock.

Who is entitled to attend and vote at the meeting?

Only holders of record of shares of our ordinary shares at the close of business on March 17, 2017 are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

How can I listen to the annual general meeting if I do not attend in person?

You are invited to listen to the annual general meeting on April 25, 2017 via teleconference beginning at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time). In order to access the telephone conference call, dial the toll-free U.S. telephone number (800) 894-5910, the international telephone number +1 (785) 424-1052 or the toll-free Israeli telephone number 180-925-6145 at least

15 minutes prior to the designated starting time and mention the conference ID number MLNX0425. You will not be able to vote your shares during the teleconference.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?

The presence at the meeting, in person or represented by proxy or by voting instruction card, of at least two shareholders holding at least 33 1⁄3% of our ordinary shares issued and outstanding on the record date and entitled to vote at the meeting will constitute a quorum for the transaction of business.

What happens if a quorum is not present?

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting will stand adjourned for one week, to May 2, 2017 at the same hour and place, without any notification to shareholders. If a quorum is not present at the adjourned date of the meeting on May 2, 2017, within half an hour of the time fixed for the commencement thereof, subject to the terms of applicable law, the persons present at the meeting on the adjourned date of May 2, 2017 will constitute a quorum.

What items of business will be voted on at the meeting?	The items of business to be voted on at the meeting are as follows:

1.

To elect seven directors to hold office until our 2018 annual general meeting of shareholders, or until their respective successors have been elected and have qualified, or until their earlier death, resignation or removal;

2.

To approve (i) an increase in the annual base salary of Eyal Waldman from $570,000 to $610,000 effective retroactively from April 1, 2017, and accordingly any contribution to Israeli severance, pension and education funds shall be made based on the updated base salary, and (ii) a cash bonus to be paid to Mr. Waldman in the amount of $270,000 for services rendered for the fiscal year ended December 31, 2016;

3.

To approve the grant to Mr. Waldman of 90,000 restricted share units under the Second Amended and Restated Global Share Incentive Plan (2006) (the “Second Restated Plan”) if approved by our shareholders, or else under our existing Amended and Restated Global Share Incentive Plan (2006) (the “First Restated Plan”), as approved by our shareholders last year, effective March 14, 2016;

4.	To conduct an advisory vote to approve the compensation of our named executive officers;

5.	To conduct an advisory vote on the frequency of an advisory vote to approve the compensation of our named executive officers;

6.	To approve certain changes to the annual retainer fees and equity awards to our non-employee directors;

7.

To approve the Second Restated Plan, making certain changes to the terms of the First Restated Plan and to increase the number of ordinary shares reserved for issuance under the plan by 1,640,000 shares; and

8.

To appoint Kost Forer Gabbay & Kasierer, the Israel-based member of Ernst & Young Global (“EY Israel”), as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and to authorize our audit committee to determine our accounting firm’s remuneration in accordance with the volume and nature of their services; when this proposal is raised you shall also receive management’s report on our business for the year ended December 31, 2016, you shall be invited to review and discuss our 2016 consolidated financial statements and to receive PricewaterhouseCoopers LLP’s stand regarding its replacement, if it choses to provide it.

What happens if additional matters are presented at the meeting?

The only items of business that our board of directors intends to present at the meeting are set forth in this proxy statement. As of the date of this proxy statement, no shareholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the meeting. If any other matter or matters are properly brought before the meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on the matters in accordance with their best judgment and as they deem advisable.

Shareholders holding at least 1% of the voting power in the Company have the right to ask to include an item in the agenda of our annual general meeting pursuant to the Israeli Companies Law, 1999 (the “Companies Law”) within 7 days following the date of this proxy statement. To the extent that the board of directors determines that the shareholder-proposed agenda item for our 2017 annual general meeting is appropriate for consideration by the shareholders, the Company shall publish an updated notice of the annual general meeting within 7 days following the deadline for shareholders to submit their proposed agenda items. The publication of the updated notice of the annual general meeting by the Company would not impact the record date as to shareholders entitled to participate in the meeting.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares “FOR” the election of each of the seven director nominees identified in this proxy statement, “FOR” the increase in the annual base salary of Mr. Waldman and the cash bonus to be paid to Mr. Waldman, “FOR” the approval of the grant of restricted share units to Mr. Waldman, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, for every “ONE YEAR,” on an advisory basis, as the frequency for an advisory vote on named executive officer compensation, “FOR” the approval of the changes to the annual retainer fees and equity awards to our non-employee directors, “FOR” the approval of the Second Restated Plan and increase in shares reserved for issuance thereunder, and “FOR” the appointment of EY Israel and the authorization of the audit committee to determine its fiscal 2017 remuneration.

What shares can I vote at the meeting?

You may vote all of the shares you owned as of March 17, 2017, the record date, including shares held directly in your name as the shareholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to vote in person at the meeting or direct the proxyholder how to vote your shares on your behalf at the meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the meeting or grant a proxy and direct the proxyholder to vote your shares at the meeting as you instruct in the voting instruction card. If you hold shares through a broker, trustee or nominee you may also vote in person at the meeting, but only after you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the shareholder of record or as a beneficial owner, you may direct how your shares are voted without attending the meeting by completing and returning the enclosed proxy card or voting instruction card (as described below). If you provide specific instructions with regard to items of business to be voted on at the meeting, your shares will be voted as you instruct on those items. Proxies properly signed, dated and submitted to us that do not contain voting instructions and are not revoked prior to the meeting will be voted “FOR” the election of each of the seven director nominees identified in this proxy statement, “FOR” the increase in the annual base salary of Mr. Waldman and the cash bonus to be paid to Mr. Waldman, “FOR” the approval of the grant of restricted share units to Mr. Waldman, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, for every “ONE YEAR,” on an advisory basis, as the frequency for an advisory vote on named executive officer compensation, “FOR” the approval of the changes to the annual retainer fees and equity awards to our non-employee directors, “FOR” the approval of the Second Restated Plan and increase in shares reserved for issuance thereunder, and “FOR” the appointment of EY Israel and the authorization of the audit committee to determine its fiscal 2017 remuneration.

Voting by Telephone or over the Internet.    If you reside in the United States, you may also vote by telephone or over the Internet by following the instructions included on the enclosed proxy card or voting instruction card. You may vote by telephone or over the Internet until 11:59 p.m. Eastern Daylight Time the day before the meeting. The Internet voting procedures comply with California law.

How can I vote my shares in person at the meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting (after providing proof of identification). Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. You should be prepared to present photo identification for admittance. Please also note that if you are not a shareholder of record but hold shares through a broker, trustee or nominee you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee or other similar evidence of ownership. The meeting will begin promptly at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time). Check-in will begin at 4:00 p.m. local Israeli time. Even if you plan to attend the meeting, we recommend that you also complete, sign and date the enclosed proxy card or voting instruction card and return it promptly in the accompanying postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our corporate secretary prior to your shares being voted or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?

Proxy cards, voting instructions, ballots and voting tabulations that identify individual shareholders are not secret; however, all such materials will be handled in a manner intended to reasonably protect your voting privacy. Your vote will not be disclosed, except as required by law and except as required to American Stock Transfer and Trust Company, our transfer agent, to allow for the tabulation of votes and certification of the vote and to facilitate a successful proxy solicitation.

How are votes counted and what vote is required to approve each item?

Each outstanding ordinary share entitles the holder thereof to one vote on each matter considered at the meeting. Shareholders are not entitled to cumulate their votes in the election of directors or with respect to any other matter submitted to a vote of the shareholders pursuant to this proxy statement.

The election of each of Irwin Federman, Eyal Waldman, Dov Baharav, Shai Cohen, Glenda Dorchak, David Perlmutter and Thomas Weatherford as directors requires the vote of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon. You may vote either “FOR” or “AGAINST” the election of each nominee, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the election of any nominee will not be voted, although it will be counted for purposes of determining whether there is a quorum present.

The approval of (i) an increase in the annual base salary of Eyal Waldman from $570,000 to $610,000 effective retroactively from April 1, 2017, and (ii) the cash bonus to be paid to Mr. Waldman in the amount of $270,000 for services rendered for the fiscal year ended December 31, 2016 requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon provided that (a) at least one-half of the shares of non-controlling shareholders or shareholders that do not have a Personal Interest (as such term is defined in the Companies Law*) in such approval voted at the meeting are voted in favor of this proposal (disregarding abstentions) or (b) the total number of shares of non-controlling shareholders or shareholders that do not have such Personal Interest voted against this proposal does not exceed two percent of the aggregate voting rights in the Company. You may vote either “FOR” or “AGAINST” this proposal, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present.

*

Under the Companies Law “Personal Interest” means a personal interest of any person in an act or transaction of a company, including a personal interest of his relative or of a corporate body in which such person or a relative of such person has a personal interest, but excluding a personal interest stemming from the fact of a shareholding in the company, including personal interest of a person who votes pursuant to a proxy given by another person even if such other person does not have a personal interest, as well as a vote of such person who received a proxy to vote on behalf of a person who has a personal interest, all whether the discretion in connection with the vote is of the person who votes or not.

The approval of the grant of 90,000 restricted share units to Mr. Waldman requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon provided that (a) at least one-half of the shares of non-controlling shareholders or shareholders that do not have a Personal Interest in such approval voted at the meeting are voted in favor of this proposal (disregarding abstentions) or (b) the total number of shares of non-controlling shareholders or shareholders that do not have such Personal Interest voted against this proposal does not exceed two percent of the aggregate voting rights in the Company. You may vote either “FOR” or “AGAINST” this proposal, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present.

The approval, on an advisory basis, of the compensation of our named executive officers requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon. You may vote either “FOR” or “AGAINST” this proposal, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present.

The approval, on an advisory basis, of the frequency of the advisory vote on named executive officer compensation requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or by written ballot and voting thereon. You may vote for “ONE YEAR,” “TWO YEARS” or “THREE YEARS” on this proposal, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present. With respect to this item, if none of the frequency alternatives (one year, two years or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by shareholders. However, because this vote is advisory and not binding on us or our board of directors in any way, our board may decide that it is in our and our shareholders’ best interests to hold an advisory vote on named executive officer compensation more or less frequently than the alternative approved by our shareholders.

The approval of the changes to the annual retainer fees and equity awards to our non-employee directors requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon. You may vote either “FOR” or “AGAINST” this proposal, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present.

The approval of the Second Restated Plan and increase in shares reserved for issuance thereunder requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon. You may vote either “FOR” or “AGAINST” this proposal, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present.

The appointment of EY Israel and authorization of audit committee determination of their fiscal 2017 remuneration requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon. You may vote either “FOR” or “AGAINST” this proposal, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present.

What is a “broker non-vote”?

Under the rules that govern brokers and banks that have record ownership of our ordinary shares that are held in street name for their clients such as you, who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. Each of the following matters is considered to be a non-routine matter on which brokers do not have discretion to vote: (i) the election of directors who are identified in this proxy statement, (ii) the approval of an increase in the annual base salary of Mr. Waldman and the cash bonus to be paid to Mr. Waldman, (iii) the grant of restricted share units to Mr. Waldman, (iv) the advisory vote to approve the compensation of our named executive officers, (v) the advisory vote on the frequency of having advisory votes to approve the compensation of our named executive directors, (vi) the approval of the changes to the annual retainer fees and equity awards to non-employee directors , and (vii) the approval of the Second Restated Plan and increase in shares reserved for issuance thereunder. We encourage you to provide instructions to your broker regarding the voting of your shares; otherwise, if you do not provide instructions to your broker or bank regarding how to vote your shares on the non-routine proposals set forth in this proxy, then your shares will NOT be voted on these important shareholder proposals.

Further, this means that, without your instructions, your broker may ONLY vote your shares on the appointment of EY Israel as our independent registered accounting firm for fiscal 2017. If you do not otherwise instruct your broker or bank, the broker or bank may vote your shares on routine matters. A “broker non-vote” occurs when a broker or bank expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will NOT be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented by your proxy will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will NOT be counted in tabulating the voting result for any particular proposal.

What happens if the meeting is adjourned?

Assuming the presence of a quorum, if our annual general meeting is adjourned to another time and place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the annual general meeting, unless the adjournment is for more than 21 days, in which case a notice of the adjourned meeting will be given to each shareholder of record as of March 17, 2017 entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the annual general meeting.

Who will serve as inspector of elections?	A representative of American Stock Transfer and Trust Company, our transfer agent, will tabulate the votes and act as inspector of elections at the meeting.

What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a shareholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

The enclosed proxy is being solicited on behalf of our board of directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to solicitation by mail, our directors, officers, employees and agents may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting and publish the final voting results in a Current Report on Form 8-K filed within four business days after the meeting.

What is the deadline for submitting proposals for consideration at next year’s annual general meeting of shareholders or to nominate individuals to serve as directors?	As a shareholder, you may be entitled to present proposals for action at a future meeting of shareholders, including director nominations.

Shareholder Proposals:    For a shareholder proposal to be considered for inclusion in our proxy statement for the annual general meeting to be held in 2018, the proposal must be in writing and received by the secretary of the Company at the offices of Mellanox Technologies, Ltd., c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, Attention: Corporate Secretary, no later than November 22, 2017, or such proposal will be considered untimely under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the date of our 2018 annual general meeting is more than 30 days before or 30 days after the anniversary date of our 2017 annual general meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Shareholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and any other applicable rules established by the Securities and Exchange Commission, or SEC. Proposals of shareholders intended to be presented at the annual general meeting to be held in 2018 without inclusion of such proposals in our proxy statement relating to such annual general meeting must be received not later than 60 days and not more than 120 days before such annual general meeting. Shareholders are also advised to review our amended and restated articles of association, which contain additional requirements with respect to advance notice of shareholder proposals.

Nomination of Director Candidates:    Any proposals for director candidates must be in writing, include the name and address of the shareholder who is making the nomination and of the nominee and should be directed to the secretary of the Company at the offices of Mellanox Technologies, Ltd, c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, Attention: Corporate Secretary, or such proposal may not be acknowledged by the Company. Our amended and restated articles of association also require that any proposal for nomination of directors include the consent of each nominee to serve as a member of our board of directors, if so elected. Shareholders are also advised to review our amended and restated articles of association, which contain additional requirements with respect to shareholder nominees for our board of directors. In addition, the shareholder must give timely notice to the secretary of the Company in accordance with the provisions of our amended and restated articles of association, which require that the notice be received by the secretary of the Company no later than January 25, 2018.

PROPOSAL ONE—ELECTION OF DIRECTORS

Members of the Board of Directors

Seven directors are to be elected at our annual general meeting of shareholders to serve until the next annual general meeting of shareholders, or until their respective successors have been elected and have qualified or until their earlier death, resignation or removal. Our directors Amal Johnson and Thomas Riordan were each elected to a three-year term at our 2016 annual general meeting of shareholders, and our director David Perlmutter was elected to a three-year term at our 2014 annual general meeting of shareholders, all three as External Directors. However, on July 19, 2016, the board of directors adopted an amendment to the regulations promulgated under the Companies Law which are applicable to Israeli companies traded on Foreign Stock Exchanges, such as the Company (the “Companies Regulations Amendment”). The Companies Regulations Amendment exempts the Company from the obligations to appoint External Directors, to establish and maintain an Israeli audit committee and to nominate an External Director to each of the board of directors committees and provides that an External Director, who was appointed by a company prior to adopting the Companies Regulations Amendment, may continue to serve as an ordinary/independent director in the company until the earlier of: (a) the end of his tenure, or (b) the end of the second annual general meeting following the adoption of the Companies Regulations Amendment by the Company. Accordingly, David Perlmutter’s tenure ends on the date of this annual general meeting and, therefore, he is nominated for re-election at this annual general meeting. Amal Johnson and Thomas Riordan will continue to serve until our 2018 annual general meeting of shareholders, or until their respective earlier death, resignation or removal.

The names of each member of our board of directors, including each nominee for director, the year in which each director was first elected to the board, the year in which the current term of each director expires, the age of each director as of April 1, 2017 and the principal occupation of each director are as follows:

Name	Year Director First Elected	Current Term Expires	Age	Principal Occupation
Irwin Federman†	1999	2017	81	Chairman of the Board of Directors, Mellanox Technologies, Ltd.; Senior Advisor, U.S. Venture Partners
Eyal Waldman†	1999	2017	56	President and Chief Executive Officer, Mellanox Technologies, Ltd.
Dov Baharav†	2010	2017	66	Chairman of Gilat Satellite Networks Ltd.
Shai Cohen†	2015	2017	53	Former Chief Operating Officer, Mellanox Technologies, Ltd.
Glenda Dorchak†	2009	2017	62	Advisor to and board member of technology companies
Amal Johnson	2006	2018	64	Advisor to and board member of technology companies
David Perlmutter†	2014	2017	63	Managing General Partner of Eucalyptus Growth Capital
Thomas Riordan	2007	2018	60	Executive Vice President and Chief Operating Officer, Mosys, Inc.
Thomas Weatherford†	2005	2017	70	Advisor to technology companies and former financial executive

†	Director nominees at the 2017 annual general meeting of shareholders.

Director Nominees

Our board of directors has nominated Irwin Federman, Eyal Waldman, Dov Baharav, Shai Cohen, Glenda Dorchak, David Perlmutter and Thomas Weatherford for re-election to our board of directors. Certain information regarding their individual experience, qualifications, attributes and skills that led our board of directors to conclude that they should serve on the board is described below. Each nominee for director has consented to being named in this proxy statement and has indicated a willingness to serve if elected. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment as they deem advisable. If elected, Mr. Federman, Mr. Waldman, Mr. Baharav, Mr. Cohen, Ms. Dorchak, Mr. Perlmutter and Mr. Weatherford will hold office until our annual general meeting of shareholders to be held in 2018, or until their respective successors have been elected and have qualified or until their earlier death, resignation or removal. In the event that the aforementioned persons’ appointments are approved by required vote of the shareholders at the Company’s general meeting, they will be compensated in accordance with our director compensation program. Please refer to the description of the compensation of our directors under the headings “Corporate Governance and Board of Directors Matters—Director Compensation” and “Director Compensation in Fiscal Year 2016” in this proxy statement as well as Proposal Six below regarding the changes to the annual retainer fees and grants of equity to our non-employee directors.

Irwin Federman has served as a member of our board of directors since June 1999 and as chairman of our board of directors since June 2013. Mr. Federman has served as our lead independent director since March 2010. Mr. Federman was a general partner of U.S. Venture Partners (“USVP”), a venture capital firm, from April 1990 to October 2015. He is now a Senior Advisor to USVP. Mr. Federman was president and chief executive officer (“CEO”) of Monolithic Memories, Inc., a semiconductor company, from 1978 to 1987. Mr. Federman serves on the boards of directors of Intermolecular, Inc., a materials analysis and discovery company, Check Point Software Technologies Ltd., a security software company, and a number of private companies and charitable trusts. Mr. Federman holds a Bachelor of Science in Economics from Brooklyn College and was awarded an Honorary Doctorate of Engineering from Santa Clara University. Mr. Federman has received Lifetime Achievement awards from the International Business Forum, Silicon Valley Bank and Deloitte and Touche. Mr. Federman is located in the United States. The breadth and depth of Mr. Federman’s business and financial knowledge and intimacy with the business, financial and operational aspects of technology companies in all stages of development over the past forty plus years uniquely qualifies him to serve as chairman of our board of directors and, in that capacity as a non-executive director, to serve as our lead independent director.

Eyal Waldman is a co-founder of Mellanox, and has served as our president and CEO and as a member of our board of directors since March 1999. From March 1999 until June 2013, he also served as our chairman of our board of directors. From March 1993 to February 1999, Mr. Waldman served as vice president of engineering and was a co-founder of Galileo Technology, Ltd., a semiconductor company, which was acquired by Marvell Technology Group, Ltd. in January 2001. From August 1989 to March 1993, Mr. Waldman held a number of design and architecture related positions at Intel Corporation (“Intel”), a manufacturer of computer, networking and communications products. Mr. Waldman also serves and previously served on the boards of directors of a number of private companies. Mr. Waldman holds a Bachelor of Science in Electrical Engineering and a Master of Science in Electrical Engineering from the Technion—Israel Institute of Technology (“Technion”). Mr. Waldman is located in Israel. Mr. Waldman’s qualifications to serve on our board of directors include his role as a co-founder of Mellanox, eighteen years of service as our president and CEO, service as our chairman of our board of directors, and his design, engineering and architecture expertise. Our board of directors particularly values Mr. Waldman’s extensive experience in the semiconductor industry and as our CEO, which gives him unique insights into the Company’s challenges, opportunities and operations.

Dov Baharav has served as a member of our board of directors since November 2010 and currently chairs the audit committee. Mr. Baharav is the chairman of Gilat Satellite Networks Ltd., a provider of products and services for satellite-based broadband communications, and Cyberint Technologies Ltd., which specializes in Information and Cyber Security. Mr. Baharav has served as the chairman of the board of directors of Israel Aerospace Industries, Ltd., a defense and civil aerospace technology company, from July 2011 until October 2013. From March 2013 to December 2014, Mr. Baharav served on the board of directors of Allot Communications, Ltd., a foreign private issuer which provides intellectual property service optimization solutions for fixed and mobile broadband operators and large enterprises. From July 2002 until November 2010, Mr. Baharav served as president and CEO of Amdocs Management Limited (“Amdocs”), a communications services company. He also served as a member of Amdocs’ board of directors and executive committee from July 2002 until November

2010. Mr. Baharav joined Amdocs in 1991 as vice president and then president of Amdocs’ principal U.S. subsidiary, Amdocs, Inc., and served as chief financial officer of Amdocs from 1995 until July 2002. From 1983 until 1991, Mr. Baharav served as chief operating officer of Optrotech Ltd., an electro-optical device company. Mr. Baharav is the chairman of scholarships fund with the College of Management Academic Studies in Rishon Lezion, Israel. He was also a member of the board of directors of SeamBI, a private advertising technology company, from July 2006 to November 2012. Mr. Baharav holds a Bachelor of Science degree in Physics and Accounting, as well as a Master of Business Administration, from the University of Tel Aviv. Mr. Baharav is located in Israel. The board of directors values Mr. Baharav’s extensive experience on boards of directors in industries served by the Company and for his experience as a chief executive officer and chief financial officer, which roles further qualify him to chair our audit committee, especially now that the annual audit of the Company’s financials will be based out of Israel (pending shareholder approval of Proposal Eight) to align with the Company’s establishment of a financial shared service center in Israel.

Shai Cohen has served as a member of our board of directors since December 2015. Mr. Cohen is a co-founder of Mellanox and served as our chief operating officer from May 2011 until February 2016. Previously, Mr. Cohen served as our vice president of operations and engineering from June 1999 until May 2011. From September 1989 to May 1999, Mr. Cohen worked at Intel, where he was a senior staff member in the Pentium processors department and a circuit design manager at the cache controllers group. Mr. Cohen holds a Bachelor of Science in Electrical Engineering from Technion. Mr. Cohen’s qualifications to serve on our board of directors include his role as a co-founder of Mellanox, his previous service as our chief operating officer, and his design, engineering and architecture expertise. Our board of directors particularly values Mr. Cohen’s extensive experience in the semiconductor industry and his knowledge of the inner workings of the Company, which gives him unique insights into the Company’s operations, challenges and opportunities.

Glenda Dorchak has served as a member of Mellanox’s board of directors since July 2009 and chairs our nominating and corporate governance committee. Ms. Dorchak currently serves on the board of Energy Focus Inc., a public company providing energy efficient LED lighting and technology, where she chairs the nominating and corporate governance committee and the compensation committee, and Mirametrix Inc, a private software company that provides gaze-tracking software. She is also an operating advisor to OMERS Private Equity, a private equity investment fund for a Canadian pension plan. Ms. Dorchak was executive vice president and general manager of Global Business for Spansion, Inc., a Sunnyvale, California based flash memory provider, from April 2012 to June 2013. From January 2009 until September 2010, when it was acquired by Red Bend Software, Ms. Dorchak was the CEO and vice chairman of VirtualLogix, Inc., a Sunnyvale, California based provider of virtualization software for wireless and embedded devices. Prior to VirtualLogix, Inc., she served as chairman and CEO of Intrinsyc Software International, Inc., a product development company of hardware, software, engineering and production services, from August 2006 to November 2008 where she had also served as an independent director September 2003 to December 2004. Ms. Dorchak was an executive at Intel from 2001 to 2006, including serving as vice president and chief operating officer of Intel’s Communications Group; vice president and general manager of Intel’s Consumer Electronics Group; and vice president and general manager of the Broadband Products Group. Prior to her tenure at Intel, she served as chairman and CEO of Value America, Inc., an online retailer, from September 1999 to November 2000 and president from September 1998 to August 1999. From 1974 to 1998, Ms. Dorchak worked for IBM Corporation (“IBM”), a global technology and consulting corporation, both in Canada and later in Raleigh, North Carolina, where she held executive positions with the IBM’s Personal Systems Group, including directorships with the Ambra Systems Group and IBM PC North America. Ms. Dorchak is located in the United States. Ms. Dorchak’s qualifications to serve on our board of directors include her executive and board member experience in the software and technology industries. Our board of directors particularly values Ms. Dorchak’s knowledge, experience and understanding of global markets gained from over 30 years in the technology industry.

David Perlmutter has served as a member of our board of directors since May 2014 and chairs our technology, strategy and M&A committee. Since March 15, 2016, Mr. Perlmutter has also served as a managing general partner of Eucalyptus Growth Capital, focusing on investing in Israeli Hi Tech growth start-ups. Mr. Perlmutter previously served, since 2009 and until February 2014, as an executive vice president, general manager of Intel’s Architecture Group and chief product officer of Intel. During this period, Mr. Perlmutter was responsible for the business and development of Intel’s platform solutions for all computing and communication segments including datacenters, desktops, laptops, handhelds, embedded devices, and computer electronics. Prior to that period, Mr. Perlmutter served at Intel for 29 years, during which he held various management positions and was instrumental in developing several major products at Intel. Since April 2014, Mr. Perlmutter has served as a board member of several private technology companies, including Stratoscale Ltd., a virtualization technology company, OptimaTest Ltd., a security and investigations company, and Kili Technology Corporation, a silicon, electronic and software design company. He also currently chairs two nonprofit organizations, The Israel Innovation Institute, and Mishelanu—Strengthening Jewish and Israeli Identity of 2nd Generation Israelis in the US, and has been a member of the Board of Governors of Technion since January 2005. Mr. Perlmutter holds patents on branch target buffers and multiprocessing cache coherency protocols. In addition, he received an award for innovation in industrial development from the Israeli president in 1987 for the development of the i387 math coprocessor and was elected as a Fellow of the Institute of Electronics and Electrical Engineers in 2008 for his contributions to the mobile computer industry. Mr. Perlmutter graduated from the Technion, with a B.Sc. in Electrical Engineering. Mr. Perlmutter is located in Israel. Mr. Perlmutter’s qualifications to serve on our board of directors include his executive experience in the software and technology industries. Our board of directors particularly values the significant knowledge he has acquired from executive leadership roles at Intel.

Thomas Weatherford has served as a member of our board of directors since November 2005. From August 1997 until his retirement in January 2003, Mr. Weatherford served as executive vice president and chief financial officer of Business Objects SA, a provider of business intelligence software. Mr. Weatherford also serves on the board of directors of Guidewire Software, Inc., an insurance technology company. Mr. Weatherford also previously served on the board of directors of Spansion Inc., a provider of flash memory products from May 2010 until its merger with Cypress in March 2015, Tesco Corporation, a global provider of technology-based solutions to the upstream energy industry, from May 2004 to May 2013, SMART Modular Technologies, Inc., a manufacturer of legacy and custom computer components, from March 2005 until it was sold to Silverlake Partners in August 2011, Advanced Analogic Technologies, Inc., a semiconductor company, from July 2004 until February 2011 and several privately held companies. Mr. Weatherford holds a Bachelor of Business Administration from the University of Houston. Mr. Weatherford is located in the United States. Mr. Weatherford has also served on an SEC advisory committee on accounting standards. Mr. Weatherford’s qualifications to serve on our board of directors include his accounting and financial expertise, experience in the semiconductor and technology industries and service on the boards of directors of several companies. Our board of directors particularly values Mr. Weatherford’s experience on public company audit committees and overseeing the preparation of financial statements, as well as his familiarity with accounting standards.

Directors Continuing to Serve Until 2018 Annual General Meeting

Amal M. Johnson has served as a member of our board of directors since October 2006 and chairs our compensation committee. Ms. Johnson is currently a director and the former executive chairperson of the board of Author-it Software Corporation, a Software-as-a-Service private company that provides a platform for creating, maintaining, and distributing single-sourced technical content. Prior to joining Author-it, Ms. Johnson served as the chairman of MarketTools, Inc., an Internet-based market research company, from August 2008 through January of 2012, and as its CEO from March 2005 through August 2008. Prior to joining MarketTools, Ms. Johnson was a general partner at ComVentures L.P., an investment fund, from April 2004 to March 2005 and, from March 1999 to March 2004, a general partner at Lightspeed Venture Partners, a venture capital firm, focusing on enterprise software and infrastructure. Ms. Johnson was president of Baan Supply Chain Solutions, an enterprise resource planning software company, from January 1998 to December 1998, president of Baan Affiliates from January 1997 to December 1997, and president of Baan Americas from October 1994 to December 1996. Prior to that, Ms. Johnson served as president of ASK Manufacturing Systems, a defense and space company, from August 1993 to July 1994 and held executive positions at IBM from 1977 to June 1993. Ms. Johnson also serves on the board of directors of Intuitive Surgical Inc., a medical device company, and CalAmp, a wireless networking company. Ms. Johnson holds a Bachelor of Arts in Mathematics from Montclair

State University, and studied computer science at Stevens Institute of Technology graduate school of engineering. Ms. Johnson is located in the United States. Ms. Johnson’s qualifications to serve on our board of directors include her executive and board member experience in the software and technology industries. Our board of directors particularly values Ms. Johnson’s significant enterprise infrastructure knowledge acquired from executive leadership roles at software and market research focused companies.

Thomas Riordan has served as a member of our board of directors since May 2007. Mr. Riordan previously served as a member of our board of directors from February 2003 to February 2005. Mr. Riordan is currently the executive vice president and chief operating officer of Mosys, Inc., a semiconductor company, which he joined in April 2011. Prior to joining Mosys, Mr. Riordan was the CEO of Exclara, Inc., a semiconductor company, from August 2006 until March 2011. Prior to Exclara, from January 2005 until July 2006, Mr. Riordan was an entrepreneur-in-residence at Bessemer Venture Partners, an investment fund. From August 2000 to December 2004, Mr. Riordan was vice president of the microprocessor division of PMC-Sierra, Inc. (“PMC”), a semiconductor company. From August 1991 to August 2000, Mr. Riordan was CEO, president and a member of the board of directors of Quantum Effect Devices, Inc., a semiconductor design company that Mr. Riordan co-founded and was purchased by PMC. From February 1985 to June 1991, Mr. Riordan served in various design and managerial roles, most recently as director of research and development at MIPS Computer Systems, Inc., a semiconductor design company. From March 1983 to January 1985, Mr. Riordan served as a design engineer at Weitek Corporation, a semiconductor company. From October 1979 to February 1983, Mr. Riordan was a design engineer at Intel. Mr. Riordan holds a Bachelor of Science degree in Electrical Engineering from Florida Technological University and a Master of Science degree in Electrical Engineering as well as a Bachelor of Arts degree in Government from the University of Central Florida and has done post-graduate work in Electrical Engineering at Stanford University. Mr. Riordan served as a member of the board of directors of PLX Technology, Inc., a semiconductor and software company, from November 2004 until its acquisition by Avago Technologies Ltd. in August 2014. Mr. Riordan also serves on the boards of directors of several private companies. Mr. Riordan is located in the United States. Mr. Riordan’s qualifications to serve on our board of directors include his extensive executive, management and board member experience in the semiconductor and technology industries. Our board of directors particularly values Mr. Riordan’s more than 30 years of experience as a developer, manager and executive in semiconductors and microprocessors.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE SEVEN NOMINEES FOR DIRECTOR LISTED IN THIS PROPOSAL ONE.

PROPOSAL TWO—APPROVAL OF SALARY INCREASE, CONTRIBUTIONS TO

SEVERANCE, PENSION AND EDUCATION FUNDS AND CASH BONUS TO BE PAID TO

EYAL WALDMAN

Under Israeli law, the terms of service of the CEO of a public company require the approval of the compensation committee, board of directors and holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon provided that (i) at least one-half of the shares of non-controlling shareholders or shareholders that do not have a Personal Interest in the approval voted at the meeting are voted in favor (disregarding abstentions) or (ii) the total number of shares of non-controlling shareholders or shareholders that do not have such Personal Interest voted against the terms of service of the CEO does not exceed two percent of the aggregate voting rights in the Company. In recognition of Mr. Waldman’s significant contribution to our Company as president and CEO, each of our compensation committee and our board of directors, subject to the approval of our shareholders at this meeting, has approved (i) an increase in the annual base salary of Mr. Waldman from $570,000 to $610,000, effective retroactively from April 1, 2017, and accordingly any contribution to Israeli severance, pension and education funds shall be made based on the updated base salary, and (ii) a cash bonus to be paid to Mr. Waldman in the amount of $270,000 for services rendered for the fiscal year ended December 31, 2016, pursuant to the Company’s annual discretionary cash bonus compensation program.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS, FOLLOWING THE APPROVAL OF THE COMPENSATION COMMITTEE, APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE INCREASE IN EYAL WALDMAN’S ANNUAL BASE SALARY, CONTRIBUTIONS TO SEVERANCE, PENSION AND EDUCATION FUNDS AND THE CASH BONUS TO BE PAID TO EYAL WALDMAN FOR THE YEAR ENDED DECEMBER 31, 2016, AS DESCRIBED IN THIS PROPOSAL TWO.

PROPOSAL THREE—APPROVAL OF THE GRANT OF RESTRICTED SHARE UNITS TO

EYAL WALDMAN

Under Israeli law, the terms of service of the CEO of a public company require the approval of the compensation committee, board of directors and holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon provided that (i) at least one-half of the shares of non-controlling shareholders or shareholders that do not have a Personal Interest in the approval voted at the meeting are voted in favor (disregarding abstentions) or (ii) the total number of shares of non-controlling shareholders or shareholders that do not have such Personal Interest voted against the terms of service of the CEO does not exceed two percent of the aggregate voting rights in the Company. Following the approval of our compensation committee, our board of directors has approved the 90,000 restricted share units for grant to Eyal Waldman, which will be granted from the share pool reserved for future issuance under our Second Amended and Restated Global Share Incentive Plan (2006) (the “Second Restated Plan”) if approved by our shareholders, or else under our existing Amended and Restated Global Share Incentive Plan (2006) (the “First Restated Plan”), previously approved by our shareholders, in accordance with the terms described below in recognition of his significant contribution to our Company as its president and CEO.

If approved by our shareholders, the restricted share units will be granted to Mr. Waldman under our Second Restated Plan if such amendment and restatement is approved by our shareholders, or else our existing First Restated Plan, previously approved by our shareholders. The restricted share units will vest at the rate of one-fourth (1/4th) of the original number of ordinary shares on May 1, 2018, and the remaining thereafter at the rate of one-sixteenth (1/16th) of the original number of shares on the first day of each quarterly period of August, November, February and May commencing August 1, 2018, with the last one-sixteenth (1/16th) of the original number of shares vesting on May 1, 2021, so long as Mr. Waldman continues to provide services to the Company.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS, FOLLOWING THE APPROVAL OF THE COMPENSATION COMMITTEE, APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE GRANT OF RESTRICTED SHARE UNITS TO EYAL WALDMAN, AS DESCRIBED IN THIS PROPOSAL THREE.

PROPOSAL FOUR—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”) AS DISCLOSED IN THE

COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND

NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Summary

As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to provide advisory approval of the compensation of our named executive officers, as defined in the “Compensation Discussion and Analysis” section below, as such compensation is described in such section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement. Our compensation program for our named executive officers is designed to reward high performance and innovation, to promote accountability and to ensure that executive interests are aligned with the interests of our shareholders. The following is a summary of the primary components of our named executive officer compensation. We urge our shareholders to review the Compensation Discussion and Analysis section of this proxy statement and executive-related compensation tables for more information.

One component of our compensation program is base compensation or salary. We design base salaries to fall within a competitive range of the companies against which we compete for executive talent. Generally, the base salary established for an individual named executive officer reflects many inputs, including our CEO’s assessment of the named executive officer’s performance, the level of responsibility the named executive officer bears and competitive pay levels based on salaries paid to employees with similar roles and responsibilities based on market and/or geographical data, and beginning for 2017 compensation, peer group data. Based on benchmarking against our U.S. peer group in 2016, the 2016 base salaries of three of our four named executive officers including our CEO, chief financial officer and vice president of worldwide sales were below the peer group median. The compensation of our chief technology officer who is based in Israel was not part of this benchmarking exercise due to the lack of comparative data.

Another component of our compensation program is annual cash bonuses. We typically fund our Company-wide annual cash bonus program with 10% of our operating income on the basis of non-GAAP operating income with the bonus awards to individual named executive officers for their performance during 2016 being determined by the compensation committee based on inputs from our CEO and the Company’s Compensation Philosophy Statement, approved by our shareholders at the 2016 annual general meeting on May 9, 2016 (the “Compensation Philosophy”). For 2016, the total profit sharing pool was $20.1 million and represented 10% of our non-GAAP operating income. Our compensation committee awarded bonuses under the Company’s annual cash bonus compensation program in February 2017 for services performed in the year ended December 31, 2016 that ranged from 28% to 42% of each named executive officer’s annual base salary paid during 2016, other than in the case of our CEO. Our CEO’s bonus for 2016, which is subject to approval by our shareholders at this 2017 annual general meeting, represents approximately 47% of his 2016 base salary, as determined by the compensation committee based on 2016 peer group data and the compensation committee’s judgment of Mr. Waldman’s achievement of goals set by the committee and approved by the board of directors for 2016.

The third component of our compensation program is equity awards. We grant restricted share units to our named executive officers in order to align their interests with the interests of our shareholders by tying the value delivered to our named executive officers to the value of our ordinary shares. We also believe that restricted share unit grants to our named executive officers provide them with long-term incentives that will aid in retaining executive talent by rewarding executives for creating shareholder value over the long-term. Based on benchmarking against our U.S. peer group in 2016, the 2016 equity grants awarded to our CEO, chief financial officer and vice president of worldwide sales, were at or below the peer group median.

To further align our named executive officer’s interests with shareholders, we maintiain a share ownership policy that requires each of our named executive officers to retain at least three times his base salary within five years of the effective date of the share ownership policy and, in 2017, we adopted a holding requirement should the individuals not meet their individual ownership targets by the effective date applicable to each officer. Currently, each named executive officer is on track to meet his share ownership requirements.

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. Our board of directors believes that the information provided above and within the Compensation Discussion and Analysis and compensation tables included in this proxy statement demonstrates that our named executive officer compensation is designed to provide incentives and rewards for our short-term, mid-term and long-term performance, and is structured to motivate the Company’s named executive officers to meet our strategic objectives, thereby maximizing total return to shareholders.

We therefore propose that at the annual general meeting, the following resolution be adopted:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Our board of directors has adopted a policy providing for an annual say-on-pay advisory vote. Unless our board of directors modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2018 annual general meeting of shareholders. For more information on the frequency of say-on-pay advisory votes, see Proposal Five in this proxy statement below.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT, AS DESCRIBED IN THIS PROPOSAL FOUR.

PROPOSAL FIVE—ADVISORY VOTE ON THE FREQUENCY OF FUTURE

SAY-ON-PAY VOTES

Background

The Dodd-Frank Act also enables our shareholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. We are seeking an advisory, non-binding determination from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory approval of the executive compensation of our named executive officers. We are providing shareholders the option of selecting a frequency of one, two or three years, or abstaining.

Summary

While we will continue to monitor developments in this area, the Board currently plans to seek an advisory vote on executive compensation every year. We believe that this frequency is appropriate because it will enable our shareholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between the Company and our shareholders on the compensation of our named executive officers.

The Board’s determination was further based on the premise that this recommendation could be modified in future years if it becomes apparent that an annual frequency vote is not meaningful, is burdensome or is more frequent than recommended by best corporate governance practices.

Recommendation of Our Board of Directors

Based on the factors discussed, the Board determined to recommend that future say-on-pay votes occur every year until the next advisory vote on the frequency of future say-on-pay votes. Shareholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the following frequency options: one year, two years or three years, or to abstain from voting.

This vote is advisory, and therefore not binding on the Company, the compensation committee or the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS SELECT EVERY ONE YEAR ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES, AS DESCRIBED IN THIS PROPOSAL FIVE.

PROPOSAL SIX—APPROVAL OF THE ANNUAL RETAINER FEES AND EQUITY AWARDS

TO OUR NON-EMPLOYEE DIRECTORS

Under Israeli law, the terms of service of the members of the board of directors of a public company, including remuneration, require the approval of the holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon, following the approval of the compensation committee and the board of directors.

The annual cash compensation amounts to be paid to each non-employee member of our board of directors for their annual board services under the current approved program and under the proposed revisions approved by each of the compensation committee and the board of directors, are set forth in the table below:

	Annual Fees (January 1, 2017 to present)		Annual Fees (January 1, 2015 to December 31, 2016)
Board membership	$45,000		$45,000
Additional amounts, as applicable, payable to:
Chairperson of the Board	$30,000		$15,000
Chairperson of the audit committee	$25,000		$25,000
Chairperson of the compensation committee	$15,000		$14,000
Chairperson of the nominating and corporate governance committee	$10,000		$8,000
Chairperson of the Israeli audit committee	$—	†	$8,000
Chairperson of the technology, strategy and M&A committee	$10,000		$8,000
Member of the audit committee (other than chairperson)	$10,000		$5,000
Member of the compensation committee (other than chairperson)	$7,400		$4,000
Member of the nominating and corporate governance committee (other than chairperson)	$5,000		$3,000
Member of the Israeli audit committee (other than the chairperson)	$—	†	$3,000
Member of the technology, strategy and M&A committee (other than chairperson)	$5,000		$3,000

†	The Israeli audit committee was united with the U.S. audit committee following adoption of the Companies Regulations Amendment.

The proposed increases in annual retainer fees bring the cash compensation of our non-employee directors closer to the target of the median of the peer group for the identified member positions. In the event our shareholders approve this proposal, the revised cash compensation amounts will be paid starting in calendar year 2017, effective retroactively and paid on a pro rata basis from January 1, 2017.

In addition to cash compensation, under the existing board compensation program, our non-employee directors may receive an award grant of 10,000 nonqualified share options following their initial election to our board and each of our non-employee directors receive an annual, automatic, non-discretionary award.

Subject to shareholder approval, our board of directors and our compensation committee eliminated the initial grant of options to our non-employee directors and reduced the annual, automatic and non-discretionary award of restricted share units to our non-employee directors from 4,500 to 4,200. Annual awards to our non-employee directors who continue to serve as a non-employee director following the annual general meeting will typically be processed on the first day of the month following the date of each annual general meeting and are made pursuant to our Non-Employee Director Option Grant Policy, which was established under our Global Share Incentive Plan (2006) and its appendices, as amended and restated. The annual restricted stock unit awards to our non-employee directors will begin vesting immediately in equal monthly increments over 12 months and will be 100% vested on the 12-month anniversary of the grant date provided the director continues to serve as a non-employee director.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF CHANGES TO ANNUAL RETAINER FEES AND EQUITY AWARDS TO OUR NON-EMPLOYEE DIRECTORS, AS DESCRIBED IN THIS PROPOSAL SIX.

PROPOSAL SEVEN—APPROVAL OF THE MELLANOX TECHNOLOGIES, LTD. SECOND

AMENDED AND RESTATED GLOBAL SHARE OPTION INCENTIVE PLAN (2006)

We are asking our shareholders to approve the Mellanox Technologies, Ltd. Second Amended and Restated Global Share Incentive Plan (2006) (the “Second Restated Plan”), which constitutes a second amendment and restatement of the Mellanox Technologies, Ltd. Global Share Incentive Plan (2006) and its appendices (the “2006 Plan”), as amended and restated by the Mellanox Technologies, Ltd. Amended and Restated Global Share Incentive Plan (2006) as of March 14, 2016 (the “First Restated Plan”). The Second Restated Plan became effective on February 14, 2017, subject to shareholder approval. The approval by our shareholders of the Second Restated Plan is recommended by the compensation committee and the board of directors to make certain changes in plan features and grant practices and to increase the number of authorized shares.

Employees and consultants of the Company and its affiliates and members of the board of directors of the Company are eligible to receive equity awards under the Second Restated Plan. The Second Restated Plan provides for the award of restricted share units, restricted stock, stock options and performance-based awards.

We depend on the performance and commitment of our employees to succeed. The use of equity-based long-term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity awards creates long-term participation in our Company and aligns the interests of our employees and our non-employee directors with the interests of our shareholders. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes.

The Second Restated Plan increases the ordinary shares reserved for issuance under the First Restated Plan by 1,640,000 shares to 2,390,000 shares plus any shares subject to issued and outstanding awards under the Prior Plans (as defined below) that expire, are cancelled or otherwise terminate after the effective date of the First Restated Plan. No shares are available for issuance under the Company’s other equity incentive plans. As of the effective date of the First Restated Plan, the Company ceased granting awards under each other equity incentive plan in effect, including the 1999 United States Equity Incentive Plan, the 1999 Israeli Share Option Plan, the 2003 Israeli Share Option Plan, the Voltaire Ltd. 2007 Incentive Compensation Plan, the Voltaire Ltd. Section 102 Stock Option/Stock Purchase Plan, the Voltaire, Ltd. 2001 Section 102 Stock Option/Stock Purchase Plan, the Voltaire Ltd. 2001 Stock Option Plan the Kotura, Inc. Second Amended and Restated 2003 Stock Plan, the IPtronics, Inc. 2013 Restricted Stock Unit Plan, the Global Share Incentive Assumption Plan (2010), EZchip Semiconductor Ltd. 2003 Amended and Restated Equity Incentive Plan, the EZchip Semiconductor Ltd. 2007 U.S. Equity Incentive Plan, and the Amended and Restated EZchip Semiconductor Ltd. 2009 Equity Incentive Plan (collectively, the “Prior Plans”).

The Second Restated Plan also extends the term of the First Restated Plan to February 14, 2027. In addition, the Second Restated Plan implements additional amendments to reflect compensation and governance best practices, including a prohibition on liberal share recycling with respect to stock awards in addition to options, a one-year minimum vesting requirement on all awards (subject to limited exceptions) and a prohibition on the payment of dividends on unvested awards. Approval of the Second Restated Plan will allow us to continue to use equity-based long-term incentives to attract, retain and motivate key talent. Additionally, to further align our named executive officers’ and directors’ interests with the interests of our shareholders, in February 2015 we adopted the Executive Officer and Director Share Ownership Policy and amended the same on January 31, 2017 to include holding requirements. For more information on our share ownership and holding requirements, please see related disclosure in our “Corporate Governance and Board of Directors Matters” and “Compensation Discussion and Analysis” sections of this proxy statement.

Key Features of the Second Restated Plan

The Second Restated Plan reflects a broad range of compensation and governance best practices, including the following key features:

•

No Liberal Share Recycling on Options and Stock Awards.    Under the Second Restated Plan, any shares tendered or withheld to satisfy the tax withholding obligation for any stock award may not be added back to the share reserve; the Second Restated Plan retains the prohibition of the First Restated Plan with respect to Option awards.

•	One-Year Minimum Vesting Requirement. The Second Restated Plan adds a minimum vesting requirement of one-year on all awards, subject to certain limited exceptions.

•	No Dividends Paid on Unvested Awards. Under the Second Restated Plan, dividends shall only be paid out to the extent an award vests.

•

No Increase to Share Reserve Available for Issuance without Shareholder Approval.    The Second Restated Plan retains the requirement to seek shareholder approval of any amendment that increases the total number of shares that may be issued under the Second Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•

No Single-Trigger Vesting Acceleration of Awards.    As under the First Restated Plan, the Second Restated Plan does not provide for single-trigger accelerated vesting provisions for changes in control unless awards are not assumed or substituted by the surviving entity.

•

No Repricing of Awards.    As under the First Restated Plan, under the Second Restated Plan, awards may not be repriced, replaced or regranted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

Background on Share Reserve

Our board of directors has determined to increased the share reserve of the Second Restated Plan by 1,640,000 shares to 2,390,000 shares plus any shares subject to issued and outstanding awards under the Prior Plans that expire, are cancelled or otherwise terminate following the effective date of the First Restated Plan. As of the effective date of the First Restated Plan, the Company ceased to grant any new awards under the Prior Plans. Our board of directors determined that this share reserve was appropriate in light of the advice of proxy advisory services, which considered the costs of the plan.

The following information summarized the Company’s activity under all of equity incentive plans as of February 23, 2017:

•	Options covering 1,587,106 ordinary shares, with a weighted average exercise price of $33.13 and a weighted average remaining term of 3.56 years remained outstanding;

•	Unvested restricted share units covering 3,104,542 ordinary shares were outstanding; and

•	527,407 shares remained available for grant.

As of February 23, 2017, the Company had 49,335,717 ordinary shares outstanding.

In addition, the following summarizes key equity metrics regarding all of our equity incentive plans:

•

In 2016, 2015 and 2014, we granted a total of approximately 2,056,902, 1,353,095, and 1,020,970 shares, respectively, under our equity incentive plans. This level of equity awards represents a three-year simple average burn rate of 3.1% of fully diluted common shares outstanding.

•

In 2016, 2015 and 2014, our end of year overhang rate, calculated by dividing (i) the number of shares remaining available for issuance under our equity plans by (ii) the number of our shares outstanding at the end of the fiscal year, was 1.1%, 2.9% and 3.3%, respectively.

•

If the Second Restated Plan is approved, the additional 1,640,000 ordinary shares newly reserved under the Second Restated Plan, in addition to the shares remaining available for issuance under all of the Company’s equity incentive plans as of February 23, 2017, will represent an overhang rate of 4.4%, based on the number of our ordinary shares outstanding as of February 23, 2017.

Shareholder Approval Requirement

Shareholder approval of the Second Restated Plan is necessary in order for us to meet The NASDAQ Stock Market (“NASDAQ”) shareholder approval requirements and take tax deductions for certain compensation resulting from awards granted thereunder intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Specifically, approval of the Second Restated Plan will constitute approval of the performance criteria set forth in the Second Restated Plan pursuant to the shareholder approval requirements of Section 162(m) of the Code, which will enable (but not require) us to award performance-based compensation within the meaning of Section 162(m) through our 2022 annual general meeting of shareholders, preserving the deductibility of these awards for federal income tax purposes. If shareholders do not approve this Proposal Seven, the First Restated Plan will continue in full force and effect subject to the limitations set forth in the First Restated Plan, provided, that in no event will the Company grant performance-based compensation under the First Restated Plan absent approval of this Proposal.

Material Terms of the Second Restated Plan

A summary of the principal provisions of the Second Restated Plan is set forth below. The summary is qualified by reference to the full text of the Second Restated Plan, which is attached as Appendix A to this proxy statement.

Administration

Our board of directors may administer the Second Restated Plan or it may delegate authority to administer the plan to a committee of board members, subject to the relevant provisions of the Companies Law. The Second Restated Plan is administered jointly by our board of directors and a committee consisting of two or more members of the board of directors, each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act, to the extent necessary to comply with Section 162(m) of the Code and Rule 16b-3 of the Exchange Act. Subject to the relevant provisions of the Companies Law, the plan administrator shall have full authority to determine eligible participants in the Second Restated Plan, the number of ordinary shares or options to be awarded, as well as the time of grant, vesting schedule and any acceleration and form of the awards. Our board of directors conducts general administration of the Second Restated Plan with respect to awards granted to non-employee members of our board of directors.

Eligibility

Employees, officers, consultants and non-employee directors of our Company or any of our affiliates are eligible to receive awards under the Second Restated Plan. As of February 23, 2017, we had approximately 2,635 employees, 37 consultants and 8 non-employee directors who were eligible to receive awards under the Second Restated Plan. The applicable plan administrator determines which of our employees, office holders, consultants and non-employee directors will be granted awards. No person is entitled to participate in the Second Restated Plan as a matter of right nor does any such participation constitute assurance of continued employment or service on our board of directors. Only those who are selected to receive grants by the plan administrator may participate in the Second Restated Plan.

Shares Subject to the Second Restated Plan

Under the Second Restated Plan, the total number of ordinary shares reserved for issuance equals the sum of: (i) 2,390,000 and (ii) any shares which as of the effective date of the First Restated Plan are subject to awards outstanding under the Prior Plans that expire, are cancelled or otherwise terminate following such effective date. The maximum aggregate number of shares that may be issued pursuant to awards, including pursuant to incentive stock options (as defined in Section 422 of the Code) (“ISOs”), under the Restated Plan is 8,440,000 shares.

Shares subject to an award under the Second Restated Plan that terminate, expire or otherwise lapse are made available for issuance again under the Second Restated Plan. The following shares will not be added to the shares available for issuance under the Second Restated Plan: (i) shares tendered or withheld in payment of the exercise price of options; (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to any award; and (iii) shares purchased on the open market with the cash proceeds from the exercise of options. Any shares repurchased by the Company at the same price paid by the participant so that such shares are returned to the Company shall again be available for awards. To the extent permitted under applicable law, shares issued in assumption of, or in substitution for, any outstanding awards previously granted by an entity in connection with a corporate transaction will not be counted against the shares available for issuance under the Second Restated Plan.

The maximum number of shares that may be subject to one or more awards granted to any person pursuant to the Second Restated Plan during any calendar year is 4,000,000. In addition, the grant date fair value of awards granted to a non-employee director during any calendar year shall not exceed $500,000. On February 23, 2017, the closing price of our ordinary shares on NASDAQ was $49.25 per share.

Awards granted under the Second Restated Plan shall vest no earlier than the first anniversary of the date the award is granted; provided, that awards that result in the issuance of an aggregate of up to 5% of the shares available under the Second Restated Plan may be granted without respect to such minimum vesting provisions. For purposes of awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual general meeting to the next annual general meeting, so long as the period between meetings is not less than 50 weeks. In addition, nothing precludes the administrator from taking action, in its sole discretion, to accelerate the vesting of any award in connection with or following a participant’s death, disability, termination of status as a service provider or the consummation of a change in control.

In addition, dividends which are paid in respect of any shares underlying an award prior to the vesting of such award shall only be paid out to the extent that the vesting conditions are subsequently satisfied and the award vests.

Awards

The Second Restated Plan provides for grants of share options, performance-based awards and other equity based awards granted in accordance with the provisions of an applicable appendix to the Second Restated Plan, including restricted shares and restricted share units.

Options.    Share options, including ISOs, nonqualified share options and options granted pursuant to Section 102(b)(3) of the Israeli Income Tax Ordinance (New Version) 1961, may be granted pursuant to the Second Restated Plan. The term of options granted under the Second Restated Plan may not exceed seven years. In the case of ISOs that are granted to persons who own more than 10% of the total combined voting power of the Company, our subsidiaries or our parent at the time of grant, the term of the ISOs cannot exceed five years. The exercise price of an option is determined by the plan administrator at the time of grant, but may not be less than 100% of the fair market value per share of the underlying ordinary shares at the time of grant. ISOs granted to persons who own more than 10% of the total combined voting power of our Company, our subsidiaries or our parent on the grant date must have a per share exercise price of no less than 110% of the fair market value per share of the underlying ordinary shares at the time of grant of the ISO.

Restricted Shares.    Restricted share awards may be granted pursuant to the Second Restated Plan including pursuant to Section 102(b) (3) of the Israeli Income Tax Ordinance (New Version) 1961. Participants who are granted restricted share awards generally have all of the rights of a shareholder with respect to such shares, but such shares are subject to restrictions on transferability and other restrictions the plan administrator may impose. Such restrictions may lapse in accordance with a vesting schedule or upon such circumstances as determined by the plan administrator. Any unvested ordinary shares subject to restricted share awards are generally forfeited upon termination of employment, unless our board of directors provides otherwise.

Restricted Share Units.    Restricted share units may be granted pursuant to the Second Restated Plan. Restricted share units may be subject to vesting conditions determined by the plan administrator and will entitle the participant to one unrestricted ordinary share following vesting and maturity. Awards of restricted share units will be subject to such terms and conditions as determined by the plan administrator.

Performance-based Awards.    The plan administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. With regard to a particular performance period, the plan administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award.

Under the Second Restated Plan, pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following performance criteria: (i) net earnings (either before or after interest, taxes, depreciation and amortization), (ii) economic value-added, (iii) sales or revenue, (iv) net income (either before or after taxes), (v) operating earnings, (vi) cash flow (including, but not limited to, operating cash flow and free cash flow), (vii) cash flow return on capital, (viii) return on net assets, (ix) return on shareholders’ equity, (x) return on assets, (xi) return on capital, (xii) shareholder returns, (xiii) return on sales, (xiv) gross or net profit margin, (xv) productivity, (xvi) expense, (xvii) margins, (xviii) operating efficiency, (xix) customer satisfaction, (xx) working capital, (xxi) earnings per share, (xxii) price per share and (xxiii) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. In addition, the plan administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more performance goals established under any of these performance criteria, such as adjustments related to a change in accounting principle or tax laws, related to acquisitions, to asset impairment charges or to gains or losses for litigation, arbitration and contractual settlements. For all awards intended to qualify as performance-based compensation under Section 162(m), such determinations will be made in a manner intended to comply with Section 162(m) of the Code.

Transferability of Awards; Repricing

Except as may be permitted under an applicable appendix to the Second Restated Plan, no option or other award may be transferred other than by will or by the laws of descent and distribution, and during the participant’s lifetime an option may be exercised only by such participant. Furthermore, except as may be permitted under an applicable appendix to the Restated Plan, shares for which full payment has not been made cannot be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution.

The plan administrator cannot, without the approval of the shareholders of the Company, authorize the amendment of any outstanding option to reduce its price per share, or cancel any option in exchange for cash or another award when the option price per share exceeds the fair market value of the underlying ordinary shares.

Adjustments to Awards

In the event of an equity restructuring of our Company, which is a non-reciprocal transaction between the company and its shareholders such as a share dividend, share split, spin-off, rights offering or certain recapitalizations, that affects our ordinary shares or the share price of our ordinary shares and causes a change in the per share value of the ordinary shares underlying outstanding awards, the number and type of securities subject to each outstanding award and the exercise or grant price of the award will be proportionately adjusted, and the plan administrator will make such proportionate adjustments as the plan administrator deems appropriate to reflect the equity restructuring with respect to the aggregate number and type of securities that may be issued under the Second Restated Plan.

In the event of any dividend, distribution, reorganization, repurchase, exchange of ordinary shares, or other change in the corporate structure of the Company affecting the ordinary shares (other than an equity restructuring of the Company), the plan administrator shall appropriately adjust in its discretion the aggregate number and kind of shares that may be issued under the Second Restated Plan and the terms and conditions of any outstanding awards in order to prevent dilution or enlargement of benefits intended to be made available under the Second Restated Plan.

In addition, the plan administrator has broad discretion to take action under the Second Restated Plan in the event of any of the corporate events described above or any other unusual or nonrecurring transactions, including to provide for: the termination of outstanding awards in exchange for cash or another award, the assumption or substitution of the award by a successor, adjustments in the number and type of shares subject to outstanding awards and the acceleration of outstanding awards.

Effect of a Change in Control

In the event of a change in control of the Company, each outstanding award will be assumed or substituted by the successor corporation. If the successor corporation in a change in control refuses to assume or substitute an outstanding award, the award will vest in full.

Amendment and Termination

The board of directors (or a duly authorized committee thereof) has the authority to amend the Second Restated Plan, subject to shareholder approval as required under the Second Restated Plan, including as required by applicable law, stock exchange or other regulatory rules. However, no amendment of the Second Restated Plan may reduce the rights under awards already granted to a participant without the consent of the affected participant. The Second Restated Plan will expire on February 14, 2027, the tenth anniversary of the date of its adoption by the board of directors.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences to participants in the Second Restated Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as foreign, state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a participant’s personal investment circumstances. This summarized tax information is not tax advice.

Incentive Stock Options.    A participant to whom ISOs are granted will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the ordinary shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If ordinary shares acquired upon exercise of an ISO are held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the ordinary shares will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of Code for ISOs and the tax consequences described for nonqualified share options will apply.

Nonqualified Share Options.    For U.S. federal income tax purposes, if a participant is granted nonqualified stock options under the Second Restated Plan, the participant will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of nonqualified stock options, the participant will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of an ordinary share on the date each such option is exercised. The participant’s basis for the ordinary shares for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the ordinary shares on the date the participant exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Restricted Stock and Restricted Share Units.    A participant to whom restricted shares or restricted share units are issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted shares, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on restricted shares lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted shares, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price, and we will be entitled to a deduction for the same amount. Similarly, when restricted shares units vest and the underlying ordinary shares are issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of restricted share units.

Section 162(m).    In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, shareholders. In particular, stock options will satisfy the “performance-based compensation” exception if the options are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the share price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the ordinary shares subject to the award on the grant date). Performance-based awards granted under the Second Restated Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above and the additional requirements of Section 162(m) of the Code are satisfied.

Section 409A.    Certain types of awards under the Second Restated Plan, including restricted share units, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Second Restated Plan and awards granted under the plan will be structured and interpreted to comply with, or be exempt from, Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the plan administrator, the Second Restated Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

New Plan Benefits

Except with respect to grants of (i) restricted share units that we expect will be awarded to non-employee directors serving on our board of directors following the date of our 2017 annual general meeting, (ii) the grant of 90,000 restricted share units to Mr. Waldman, subject to shareholder approval, and (iii) the grant of annual awards of restricted share units to our employees, including the other named executives officers, which the compensation committee expects to grant following shareholder approval of the Second Restated Plan, each of which are shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Second Restated Plan will be determined based on the available number of authorized shares and in the discretion of the plan administrator in the future. Except as set forth below, it is not possible to determine the benefits that will be received in the future by participants in the Second Restated Plan.

Name and Position	Dollar Value of Restricted Share Units ($)	Restricted Share Units (#)
Eyal Waldman	—	90,000
Jacob Shulman	—	15,000
Marc Sultzbaugh	—	17,000
Michael Kagan	—	17,000
Executive Group	—	139,000
Non-Executive Director Group(1)	—	33,600
Non-Executive Officer Employee Group	—	1,463,315

(1)

Following the date of the annual general meeting, each individual who continues to serve as a non-employee director will receive an award of 4,200 restricted share units, which will vest in equal monthly increments over the twelve months following such meeting and will be 100% vested on the 12-month anniversary of the grant date, subject to continued service as a non-employee director.

Awards Granted Under the 2006 Plan Since Inception

The table below sets forth summary information concerning the number of our ordinary shares subject to options, restricted shares and restricted share units granted to certain persons under the 2006 Plan as of February 23, 2017 since the 2006 Plan’s inception date.

Name	Options	Weighted Average Exercise Price	Restricted Share Unit Awards
Named Executive Officers:
Eyal Waldman	180,550	$11.43	464,000
Jacob Shulman	66,197	$14.31	74,139
Marc Sultzbaugh	277,154	$12.65	115,000
Michael Kagan	77,381	$12.74	91,250

All current executive officers as a group	601,282	$12.48	744,389

Current directors and director nominees:
Irwin Federman	34,284	$15.24	34,000
Dov Baharav	50,000	$24.19	24,000
Shai Cohen	86,691	$13.20	89,500
Glenda Dorchak	57,142	$13.66	29,000
Amal Johnson*	22,856	$13.65	34,000
David Perlmutter	50,000	$32.64	9,000
Thomas Riordan*	34,284	$15.24	34,000
Thomas Weatherford	34,284	$15.24	34,000

All current directors who are not executive officers as a group	282,850		287,500

Each associate of any such directors, executive officers or nominees	—		—
Each other person who received or is to receive 5% of such options or rights	—		—
All non-executive officer employees as a group	6,958,505		4,626,540

*	Note: Ms. Johnson and Mr. Riordan are serving current terms that do not expire until 2018.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE SECOND AMENDED AND RESTATED GLOBAL SHARE INCENTIVE PLAN (2006), AS DESCRIBED IN THIS PROPOSAL SEVEN.

PROPOSAL EIGHT—APPROVAL OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF AUDIT

COMMITTEE DETERMINATION OF REMUNERATION; REVIEW MANAGEMENT’S

REPORT ON OUR BUSINESS FOR THE YEAR ENDED DECEMBER 31, 2016; REVIEW AND

DISCUSSION OF OUR 2016 CONSOLIDATED FINANCIAL STATEMENTS; AND

ALLOWING PRICEWATERHOUSECOOPERS LLP TO PROVIDE ITS STAND REGARDING

ITS REPLACEMENT

Following the Company’s establishment of its financial shared service center in Israel, the audit committee of our board of directors determined that the appointment of an Israel-based member of one of the four largest accounting firms in the world (the “Big 4”) is best aligned with such new structure, and it will allow the Company to reduce its expenses while maintaining a professional level of service. Therefore, the audit committee reviewed proposals from all Israel-based members of the Big 4, reviewed their profile and clients and also held meetings with representatives of three of the Big 4, including Kost Forer Gabbay & Kasierer, the Israel-based member of Ernst & Young Global (“EY Israel”). At the conclusion of this process, the audit committee of our board of directors determined that the appointment of EY Israel is appropriate and in the best interests of the Company and its shareholders. In addition, the audit committee gave our current independent registered public accounting firm of record, PricewaterhouseCoopers LLP (“PwC”), an opportunity to appear before the audit committee and present PwC’s position regarding its replacement, in accordance with section 162(b) to the Companies Law.

Accordingly, the audit committee has decided, after considering all relevant facts, and without detracting from the audit committee’s appreciation for the work of PwC, to recommend to our annual general meeting to approve the replacement of PwC and the appointment of EY Israel as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2017.

Disclosure of the audit committee’s decision to change independent auditors was made on our Current Report on Form 8-K filed with the SEC on February 24, 2017.

The approval of the holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon of the appointment of EY Israel as our independent registered public accounting firm for the fiscal year ending December 31, 2017 is required under the Companies Law.

Subject to the approval of this proposal, the audit committee will fix the remuneration of EY Israel in accordance with the volume and nature of their services to the Company.

The board of directors has also invited representatives of PwC to present its stand regarding its replacement before the annual general meeting. Representatives of EY Israel are expected to be present at the annual general meeting of shareholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our shareholders.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF EY ISRAEL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017 AND THE AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE THEIR FISCAL 2017 REMUNERATION IN ACCORDANCE WITH THE VOLUME AND NATURE OF THEIR SERVICES, AS DESCRIBED IN THIS PROPOSAL EIGHT.

In addition you are invited to review our management’s report on our business for the year ended December 31, 2016 and in accordance with Section 60(b) of the Companies Law, you are invited to discuss our 2016 consolidated financial statements, and questions regarding the financial statements may be addressed to us or to our auditors for the fiscal year ending December 31, 2016, PwC. You are also invited to receive PwC’s stand regarding its replacement (if it shall choose to provide it). Our Annual Report on Form 10-K for the year ended December 31, 2016, including our 2016 consolidated financial statements, is available on our website at www.mellanox.com. To have a printed copy mailed to you, please write to us at: Investor Relations, c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085.

AUDIT MATTERS

Audit and Non-Audit Services

Subject to shareholder approval of the audit committee’s authority to determine remuneration for their services, the audit committee is directly responsible for the appointment, compensation and oversight of our independent auditors. In addition to its retention of PwC to audit our consolidated financial statements for the fiscal year ended 2016, the audit committee retained PwC to provide other non-audit and advisory services in 2016. The audit committee has reviewed all non-audit services provided by PwC in 2016 and has concluded that the provision of such non-audit services was compatible with maintaining PwC’s independence and that such independence has not been impaired.

The aggregate fees billed by PwC for audit and non-audit services in 2016 and 2015 were as follows:

	Fiscal Year Ended December 31,
Service Category	2016	2015
Audit Fees	$1,900,000	$2,047,800
Audit-Related Fees	195,300	—
Tax Fees	362,000	189,871
All Other Fees	48,897	—

Total	$2,506,197	$2,237,671

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit and review of our annual consolidated financial statements, as well as fees for issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; “audit-related fees” are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation, due diligence and any services related to acquisitions; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Report of the Audit Committee

The audit committee, which currently consists of Messrs. Baharav, Weatherford and Riordan, evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. The board of directors adopted a written charter for the audit committee in December 2000 and most recently amended it in January 2017, which charter details the responsibilities of the audit committee. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and reporting process, including the Company’s systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 17, 2017.

This review included a discussion of the quality and the acceptability of the Company’s financial reporting and controls, including the clarity of disclosures in the financial statements.

The audit committee also reviewed with the Company’s independent registered public accounting firm for the fiscal year 2016, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters required to be discussed with the audit committee under generally accepted auditing standards in the United States including the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

The audit committee has received the written disclosures and the letter from the Company’s 2016 independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The audit committee further discussed with the Company’s 2016 independent registered public accounting firm the overall scope and plans for its audits. The audit committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations and evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all issuers to obtain pre-approval from their respective audit committees in order for their independent registered public accounting firms to provide professional services without impairing independence. As such, the audit committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by the Company’s independent registered public accounting firm. From time to time, the Company may desire additional permitted professional services for which specific pre-approval is obtained from the audit committee before provision of such services commences. The audit committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditors’ independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016.

The foregoing report is provided by the undersigned members of the audit committee.

Dov Baharav, Chairman Thomas Weatherford Thomas Riordan

The Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION DISCUSSION AND ANALYSIS

We invest our resources to grow our business in a manner that we believe will increase shareholder value. To further this objective, our compensation committee oversees our compensation program to support and reward the achievement of our financial goals and to promote the attainment of other key business objectives. In order to conduct our business effectively, we must attract, motivate and retain highly qualified employees. Our compensation program, the principles of which are included in our Compensation Philosophy, is designed to reward high performance and innovation, to promote accountability and to ensure that executive interests are aligned with the interests of our shareholders.

In this Compensation Discussion and Analysis section, we discuss the material elements of our compensation programs and policies, including program objectives and reasons for payment of each element of our executives’ compensation. Following this discussion, you will find a series of tables containing more specific details about the compensation earned by, or awarded to, our named executive officers. This discussion focuses principally on compensation and practices relating to the named executive officers for 2016.

Our named executive officers for 2016 were: Eyal Waldman, president and CEO; Jacob Shulman, chief financial officer; Marc Sultzbaugh, senior vice president of worldwide sales; and Michael Kagan, chief technology officer.

Executive Summary—2016 Performance and Link to Pay Decisions

Company Financial Performance.

•	We achieved record revenues for 2016 of $857.5 million, an increase of 30 percent from revenue of $658.1 million reported in 2015.

•	GAAP net income in 2016 was $18.5 million, or $0.37 per diluted share, compared to net income of $92.9 million, or $1.94 per diluted share, in 2015.

•

Non-GAAP* net income in 2016 was a record $169.5 million, or $3.43 per diluted share, compared to $138.5 million, or $2.89 per diluted share, in 2015. 2016 non-GAAP net income excludes $71.1 million of share-based compensation expense, amortization expense of acquired intangible assets of $56.6 million, acquisition related expenses of $17.1 million, settlement costs of $5.0 million and income tax effects and adjustments of $1.1 million. 2015 non-GAAP net income excludes $50.8 million of share-based compensation expenses, amortization of acquired intangible assets of $9.6 million, acquisition-related expenses of $4.4 million, impairment loss on equity investment in a private company of $3.2 million and income associated with release of deferred tax valuation allowance of $22.4 million.

•	We generated record cash from operating activities of $196.1 million for the year, compared with $150.5 million in 2015.

*	Please see Appendix C to this proxy statement for a reconciliation of non-GAAP net income to GAAP net income.

Company Strategic Performance.    In fiscal year 2016, the Company achieved record revenues and earnings per share and successfully integrated EZchip employees, processes and technology with revenue contribution in line with expectations.

Base Salaries.    The 2016 base salaries of our named executive officers, other than our CEO, were increased on average over 2015 base salaries by approximately 10.7% in order to maintain competitive levels, with consideration of the market median. Our CEO’s 2016 base salary was increased by approximately 10.7% in light of our CEO’s significant contributions to our Company in 2015, including our revenue growth and positive earnings during 2015. Based on benchmarking against our U.S. peer group in 2016, the 2016 base salaries of three of our four named executive officers including our CEO, chief financial officer and vice president of worldwide sales were below the peer group median. The compensation of our chief technology officer who is based in Israel was not part of this benchmarking exercise due to the lack of available comparative data.

Cash Bonuses Reflected 2016 Company Performance.    We structured our 2016 annual cash bonus award program to reward our employees, including named executive officers, for our Company’s performance, measured on the basis of our non-GAAP operating income, and for each individual’s contribution to that performance and all in accordance with the criteria set forth in our Compensation Philosophy. For 2016, the total profit sharing pool was $20.1 million, representing 10% of our non-GAAP operating income, which was $200.5 million, excluding our bonus pool. The 2016 bonus awards to our named executive officers, other than our CEO, as determined by the compensation committee and approved by the board of directors, ranged from about 28% to 42% of each named executive officer’s annual base salary paid during 2016 and were determined following consideration of the CEO’s recommendations, individual contributions and performance and reference to the median of survey and/or peer group data. Our CEO’s bonus for 2016, as determined by the compensation committee and approved by the board of directors and subject to approval by our shareholders at this 2017 annual general meeting, represents approximately 47% of his 2016 base salary. In setting the CEO’s bonus for 2016, the compensation committee considered the CEO’s significant contributions to our performance, the median of the peer group for total cash compensation, and the compensation committee’s determination of the level of the CEO’s achievement of certain goals set in February 2016 including revenue, earnings per share targets and certain operational and strategic goals.

Equity as a Key Component of Compensation.    In February 2016, our compensation committee and board of directors granted each of our named executive officers (other than our CEO) restricted share unit awards as long-term incentives. Following shareholder approval at our 2016 annual general meeting of shareholders, our CEO was granted 100,000 restricted share units. The size of the award granted to Mr. Waldman in 2016 was higher than the award granted to him in 2015 by 25%, reflecting our compensation committee’s positive assessment of Mr. Waldman’s individual performance and contributions to the company in 2015. Our 2016 restricted share unit awards are subject to vesting over four years, which encourages retention of our executives and encourages and rewards the executives to create shareholder value over the long term. Based on benchmarking against our U.S. peer group in 2016, the 2016 equity grants awarded to three of four named executive officers including our CEO, chief financial officer and vice president of worldwide sales, were at or below the peer group median. Comparative data were not available to benchmark the 2016 equity award to our chief technology officer, based in Israel.

Compensation Program Governance

	Best Practices We Employ		Practices We Avoid
✓	Executive stock ownership guidelines of 3x salary for all executive officers and holding requirements to help meet ownership	X	Incentive program designs do not encourage excessive risk taking

✓	Change in control severance requires a double trigger	X	Pledging of shares by officers and directors is not permitted

✓	Compensation committee is comprised entirely of independent directors	X	No repricing of underwater options

✓	Compensation committee engages an independent consultant	X	No excise tax gross-ups

✓	Compensation Philosophy allows the clawback of excess payments based on false and restated financial statements	X	No uncapped short-term incentive award or variable compensation

Shareholder Advisory Vote to Approve Executive Compensation

At our 2016 annual general meeting of shareholders, our shareholders voted nearly 80% (reflecting shares represented in person or by proxy at the meeting and entitled to vote) in favor of the non-binding advisory vote to approve the compensation of our named executive officers. Our compensation committee reviewed the result of the shareholders’ advisory vote on executive compensation. In light of the substantial majority in favor of our compensation program, our compensation committee did not implement significant changes to our executive compensation programs as a result of the shareholders’ advisory vote, although the compensation committee continues to evolve its practices in determining compensation to further align with shareholder interests.

Compensation Philosophy and Objectives

We generally seek to set base salaries near the market median by reference to benchmarking and/or survey data, where available, but the base salary for each individual named executive officer reflects a number of factors, including past performance, scope of responsibility, and experience and qualifications. The compensation committee also uses the same criteria for determining bonus awards, with emphasis on the individual’s contributions to the prior year’s success. Bonus awards for 2016 were based on performance during 2016 and the criteria set forth in the Compensation Philosophy.

We seek to align the interests of our executives and other employees with the interests of our shareholders by granting our executives and other employees equity awards. In 2016, our compensation committee and board of directors granted our named executive officers restricted share units. Our compensation committee and board of directors believe that restricted share units can provide value certainty in an uncertain economic environment while continuing to align the interests of our executives and other employees with the interests of our shareholders.

In accordance with our Compensation Philosophy, the maximum annual value of variable compensation components (cash bonuses and equity grants) for all office holders of the Company shall not exceed two percent (2%) of the Company’s market capitalization. The compensation approved for payment to our office holders for the year 2016 complies with this requirement.

In order to retain the focus of our named executive officers on our business in the event of a potential change in control, we have entered into executive severance benefits agreements with each of our named executive officers that provide for certain payments and other severance benefits in the event their service is terminated following a change in control of our Company. We believe that these executive severance benefits agreements help attract and retain talented executives by ensuring their efforts remain focused on our shareholders’ long term interests without needing to engage in potential short-term employment planning.

We believe that the total cash compensation (including base salary and annual cash bonus awards) of our named executive officers, the incentive and retention benefit of equity awards in the form of restricted share units, and the security provided by executive severance benefits agreements, created a competitive total compensation package for our named executive officers in 2016.

Pursuant to the Companies Law, the compensation of our named executive officers (other than our CEO) and the compensation of other office holders (who are not directors) who report directly to our CEO must also be approved by our board of directors following the approval by our compensation committee. In accordance with the Companies Law, our CEO’s compensation must be approved by our compensation committee, board of directors and shareholders.

Approach for Determining Form and Amount of Compensation

Designing a Competitive Compensation Package.    Our executive compensation program is administered by our compensation committee, which is currently comprised of three independent members. Operating under its charter, our compensation committee reviews, in consultation with the management and the board of directors, and evaluates the Compensation Philosophy, including the compensation plans, policies and programs of the Company. In addition, our compensation committee reviews and recommends to our board of directors the approval of our CEO’s compensation (including base salary, cash bonuses, equity awards, and other forms of individual compensation such as change of control agreements). Our compensation committee also annually evaluates and approves certain elements of our other named executive officers’ compensation, including compensation of other office holders of the Company (as the term “office holder” is defined in the Companies Law and includes our named executive officers). These annual evaluations include, among others: (i) consideration of the current levels and components of compensation paid to our named executive officers and office holders, (ii) consideration of the mix of cash incentives and long-term equity awards, (iii) a review of survey and/or peer group data for compensation paid to executives in positions comparable to those held by our named executive officers and office holders, (iv) consideration of the ratio between an office holder’s compensation and the salary paid to other employees of the Company, including without limitation, the ratios to the median and average salaries of such employees, and whether such variation has an effect on employment relationships within the Company, and (v) consideration of the education, skills, expertise, professional experience and accomplishments of the office holder, his or her role, responsibilities and previous compensation arrangement of the office holders. Our executive compensation program has three primary components: (i) base compensation or salary, (ii) annual cash bonuses and (iii) equity awards consisting of restricted share units. Our program is designed to provide incentives and rewards for our short-term, mid-term and long-term performance, and is structured to motivate our named executive officers to meet our strategic objectives, thereby maximizing total return to shareholders. In addition, we provide our named executive officers with benefits that we also generally make available to all salaried employees in the geographic location where they are based. In Israel, we make contributions on behalf of most of our employees, including our named executive officers, to an education fund and also to a fund known as Managers’ Insurance, which provides a combination of retirement plan, insurance and severance pay benefits to Israeli employees, and we permit employees to participate in the company’s automobile leasing program, under which we pay for gas, maintenance, insurance and the cost of normal wear and tear of the vehicle over the life of the lease. We make matching 401(k) plan contributions in an amount up to 4% of base salary for all employees based in the United States, including our U.S.-based named executive officers. The Company’s match of 401(k) contributions had an implied cap of $10,600 for fiscal year 2016 due to the cap on eligible compensation deferrals to the 401(k), including catchup contributions for persons of age 50 or older.

Recruitment and retention of our named executive officers and other executive management requires a competitive compensation package. Our compensation committee’s approach emphasizes fixing the primary elements of total compensation for executives—base salary, annual cash incentive and long-term incentive awards—at approximately the median of the market.

Historically, in making compensation decisions, our compensation committee and board of directors referenced third-party surveys that provide compensation market data.

For 2016 compensation determinations, our compensation committee and board of directors referred to data from, respectively, a 2016 Radford U.S. Executive Survey, an independent third-party national compensation survey, and the Israel-based Zviran survey, an independent third-party survey of compensation practices by large high-tech companies in Israel, which, together, we refer to as the “Surveys”. The Radford survey consisted of semiconductor companies and companies in the San Francisco Bay Area. The industry data from the Surveys consist of salaries and other compensation paid by companies to executives in positions comparable to those held by our named executive officers to the extent such position was represented in the survey data. Specifically, we reviewed data on named executive officer positions in the United States from the Radford survey and for positions in Israel from the Zviran survey. The companies covered by the Surveys are not identified in the summary reports presented to the compensation committee.

Beginning in the second half of 2016, with the assistance of Compensia, an independent consultant retained by the compensation committee for purposes of establishing a peer group and performing discrete analysis of U.S. executive compensation, and input from our CEO, the compensation committee approved the following peer group consisting of 18 publicly traded companies from the semiconductor industry (the “Peer Group”):

Arista Networks, Inc.	Inphi Corporation
Brocade Communications Systems Inc.	Integrated Device Technology, Inc.
Cavium, Inc.	Intersil Corporation
Cirrus Logic Inc.	Marvell Technology Group Ltd
Cray Inc.	Microsemi Corporation
Cypress Semiconductor Corporation	Mobileye N.V.
Diodes Inc.	NETGEAR, Inc.
Electronics For Imagining Inc.	Pure Storage, Inc.
Finisar Corporation	Silicon Laboratories Inc.

For companies within the Peer Group, the median revenues for the preceding four quarters as of September 2016 were approximately $924 million, and the median 200-day average market capitalization as of September 15, 2016 was $2.5 billion. The Company’s revenues for the preceding quarters as of September 2016 were at the 42nd percentile of the Peer Group and the Company’s 200-day average market capitalization as of September 15, 2016 was at the 45th percentile of the Peer Group.

Compensia’s analysis of the compensation of Messrs. Waldman, Shulman and Sultzbaugh indicated that each of their actual total cash compensation (comprised of their 2016 salaries and 2015 performance bonuses paid in 2016), plus 2016 RSU awards, were at or below the median total compensation of the Peer Group. Compensia’s analysis did not include Mr. Kagan as he is located in Israel and there is a lack of comparable data for his position in Israel.

The Role of the Compensation Committee Consultant.    As noted above, in the second half of 2016, our compensation committee engaged Compensia, an independent third party compensation consulting firm, to assist in discrete projects and report to the compensation committee, including selecting the Peer Group, gathering general industry compensation data, conducting a review of total compensation of certain named executive officers and members of the Board, and providing advice with respect to certain executive and Board compensation issues that arose in the latter half of 2016. In order to determine and confirm independence, before engaging any consultant, each consultant completes an independence questionnaire provided by the Company. In addition, each director and executive officer of the Company completes an annual questionnaire which includes questions which ask about any actual or potential conflicts or relationship between such individual and any relevant consultant.

The Role of Our Chief Executive Officer.    Our CEO provides our compensation committee with his assessment of the performance levels of the Company and our named executive officers (other than himself) and his recommendations with respect to compensation of our named executive officers (other than himself). Our compensation committee believes it is important to consider and evaluate our CEO’s input on matters concerning compensation of other named executive officers. The compensation committee believes that our CEO’s input regarding our other named executive officers’ individual performances, including the expected contributions and future potential of each of them, is useful because each other named executive officer reports directly to our CEO, and our CEO interacts with our other named executive officers on an ongoing basis throughout the year.

Base Salary

In February 2016, our CEO completed his review of the 2015 performance of each of our named executive officers reporting him, and made recommendations to our compensation committee for base salary increases for each of the other named executive officers for 2016. Our compensation committee evaluated the CEO’s recommendations considering the available survey and market data, the Company’s growth in revenue and earnings during 2015 and each individual’s performance and contributions to the Company’s success. Our compensation committee and board of directors each then approved the CEO’s 2016 base salary recommendations for the named executive officers reporting to Mr. Waldman, as follows: Mr. Shulman’s base salary was increased 9.1% to $300,000; Mr. Sultzbaugh’s base salary was increased 16.7% to $350,000; and Mr. Kagan’s base salary was increased 6.3% to $230,000. The base salary for Mr. Kagan is converted from New Israeli Shekels to U.S. dollars using the 2016 average exchange rate of 3.83 New Israeli Shekels to 1 U.S. dollar.

In February 2016, the compensation committee also reviewed the 2015 performance of the CEO considering the Company’s financial performance and technology execution and the CEO’s significant contributions to the Company’s performance. Following approval by each of the compensation committee and the board of directors, at the May 2016 annual general meeting, our shareholders approved an increase in the annual base salary of our CEO of approximately 10.7% from $515,000 to $570,000 effective from January 1, 2016.

Our compensation committee followed a similar process in February 2017 for review of a salary increase for Mr. Waldman, including the Peer Group data, and it approved a base salary increase for Mr. Waldman of 7.02% to $610,000, which was subsequently approved by our board of directors. Our compensation committee and board of directors determined the increase in base salary was appropriate given it positioned the base salary for our CEO at approximately the Peer Group median and in light of our CEO’s significant contributions to our Company in 2016. Our shareholders are requested to approve at this annual general meeting the increase of our CEO’s base salary to $610,000.

Annual Cash Bonus Program

We structured our 2016 annual cash bonus award program to reward named executive officers for our Company’s successful performance, measured on the basis of our non-GAAP operating income, and for each individual’s contribution to that performance.

Under our annual cash bonus award program, our employees in good performance standing, including our named executive officers, are eligible to receive an award, in accordance with the criteria set forth in our Compensation Philosophy from a bonus pool in an amount that is determined annually. In accordance with our Compensation Philosophy, the maximum annual value of the cash bonus payable for each of our office holders shall not exceed two times such office holder’s annual base salary.

The annual bonus pool amount is generally targeted by our compensation committee at 10% of our Company’s non-GAAP operating income, excluding the bonus expense. Our compensation committee may adjust the available annual bonus pool based on its assessment of our achievement of our operating plan and company profitability. In January 2017, the compensation committee determined that the total profit sharing pool for the fiscal year ended December 31, 2016 was $20.1 million and represented 10% of our non-GAAP operating income, which was $200.5 million, excluding this bonus expense. Based on consultation with our CEO, the compensation committee determined and the board of directors approved, the following amounts for each named executive officer’s 2017 bonus award from this pool for purposes of compensating them for their individual contributions to our financial performance for fiscal year 2016: Mr. Shulman was awarded $100,000, which represents 33% of his 2016 base salary; Mr. Sultzbaugh was awarded $100,000, which represents approximately 28.5% of his 2016 base salary; and Mr. Kagan was awarded $100,000, which represents approximately 42% of his base salary. The size of each named executive officer’s bonus for 2017 was determined in February 2017 in the discretion of our compensation committee based upon its assessment of a number of factors, including our CEO’s recommendations for these named executive officers, overall company performance in 2016, each named executive officer’s individual performance in 2016 and ability to influence our Company’s performance, the relative scope of each named executive officer’s responsibilities, internal equity, and with reference to the Peer Group median for the U.S. based executives. Payments of the annual cash bonus program award to the named executive officers, other than Mr. Waldman, will be made on April 1, 2017 and are contingent upon the individual’s continued employment through this date.

In February 2017, the compensation committee received feedback from the board of directors with regard to the performance for fiscal 2016 of our CEO (which feedback process was overseen by our nominating and corporate governance committee). This feedback included the assessment of Mr. Waldman’s performance of corporate goals set by the compensation committee in February 2016 of financial targets, including revenue and earnings per share, integration of the EZchip acquisition (including its employees, technologies and operations) and certain other strategic goals. The specifics of each of these goals are not being identified herein to avoid competitive harm from these strictly internal targets; however, when these goals were set, the compensation committee and board of directors expected that the goals would be difficult to attain in that they would require more than average performance by the Company and the CEO. In consideration of the foregoing, and consistent with our Compensation Philosophy and with reference to the Peer Group median for Mr. Waldman’s total compensation, each of our compensation committee and our board of directors approved a cash bonus to Mr. Waldman for his fiscal 2016 performance in the amount of $270,000, which represents approximately 47% of his 2016 base salary. Payment to Mr. Waldman of this bonus remains subject to approval by our shareholders at our 2017 annual general meeting.

Equity Compensation Awards

We provide equity awards to our named executive officers in order to align their interests with the interests of our shareholders by tying the value delivered to our named executive officers to the value of our ordinary shares. Annual equity award grants provide our named executive officers with long-term incentives that aid in retaining executive talent and reward executives for creating shareholder value over the long term. We may also make grants of equity awards at the discretion of our board of directors and the compensation committee in connection with the hiring or promotion of new executive officers.

Our annual awards of restricted share units made to existing employees in February 2016, including our named executive officers, vest over four years at the rate of 1/4th of the shares on May 1, 2017, and thereafter at the rate of 1/16th of the original number of shares on the first day of each quarterly period of August, November and February and May commencing August 1, 2017, with the last 1/16th of the original number of shares vesting on May 1, 2020, so long as the restricted share unit holder remains an officer or employee of the company. We set these vesting schedules in order to provide an incentive to our employees, including our named executive officers, to continue their employment with us over the long term and, with respect to the restricted share units, generally to provide them the opportunity to sell their vested shares to cover taxes incurred with vesting during a period following the public release of our prior quarter’s fiscal operating results.

As with the other components of our compensation program, we determine the size of each equity award to a named executive officer after considering, among other things, the role of each named executive officer within our Company, the criticality of his function within the organization, the named executive officer’s current equity position from previous equity award and with total compensation targeted at the median of the available market data, including the Surveys and, following 2016, the Peer Group, to the extent equity data are collected for the executive officer’s position in his market. Since long-term incentive compensation levels fluctuate from year to year across the companies for whom market data are collected, including the Peer Group (depending on each company’s granting patterns, valuation assumptions, and stock price), we generally review the market data under both a value approach, which is based on the fair value of long-term incentive awards, and a percentage of common shares outstanding approach, which compares the number of shares subject to each long-term incentive award to the number of shares outstanding for each company. The ability of each executive officer to influence our Company’s performance and internal parity are also principal considerations for our compensation committee when determining the size of the grant.

In February 2016, our board of directors granted each of our named executive officers restricted share units as follows: Mr. Shulman, 15,000; Mr. Sultzbaugh, 20,000; and Mr. Kagan, 16,000. These award levels were higher than the levels awarded in 2015 by approximately 1.6% to 11.1%. In February 2016, our board of directors also approved the grant of 100,000 restricted share units to Mr. Waldman, subject to the approval of our shareholders, which was obtained at our 2016 annual general meeting of shareholders. The size of Mr. Waldman’s 2016 award was higher than his 2015 grant by 25%, reflecting our compensation committee’s positive assessment of Mr. Waldman’s individual performance and contributions to the company in 2015.

Change of Control Severance Arrangements

We have entered into executive severance benefits agreements with each of our named executive officers which provide for certain severance benefits in the event of an executive’s separation of service following a change of control (a so called “double trigger” requirement). Specifically, if the executive’s employment with our Company is terminated without cause or if the executive is constructively terminated (as defined below), in each case during the 12-month period following a change of control (as defined in the agreements) of our Company, and the executive provides us a general release of all claims, then the executive is entitled to receive the following payments and benefits:

•	continuation of the named executive officer’s salary for six months at a per annum rate of 120% of the executive’s annual base salary in effect on the termination date;

•

in the case of a named executive officer who resides in the United States, if the named executive officer elects COBRA coverage under our group health plan, payment for the cost to continue COBRA coverage for the named executive officer and his eligible dependents for up to 12 months following the termination date; and

•

accelerated vesting and immediate exercisability of the named executive officer’s outstanding and unvested stock awards as to 50% of the total number of unvested shares subject to such outstanding and unvested stock option awards.

For the purposes of the executive severance benefits agreements,

•

“Cause” means that, in the reasonable determination of the Company (or the Board, in the case of the CEO), the executive: (a) has committed an act of fraud or embezzlement or has intentionally committed some other illegal act that has a material adverse impact on the Company or any successor or parent or subsidiary thereof; (b) has been convicted of, or entered a plea of “guilty” or “no contest” to, a felony which causes or may reasonably be expected to cause substantial economic injury to or substantial injury to the reputation of the Company or any subsidiary or affiliate of the Company; (c) has made any unauthorized use or disclosure of confidential information or trade secrets of the Company or any successor or parent or subsidiary thereof that has a material adverse impact on any such entity; (d) has committed any other intentional misconduct that has a material adverse impact on the Company or any successor or parent or subsidiary thereof; or (e) has intentionally refused or intentionally failed to act in accordance with any lawful and proper direction or order of the Board or the appropriate individual to whom the executive reports, provided such direction is not materially inconsistent with the executive’s customary duties and responsibilities.

•

“Constructive termination” means that the executive voluntarily terminates his employment with the Company after any of the following are undertaken without the executive’s express written consent: (a) the removal of or a material reduction in the nature or scope of the executive’s responsibilities, or the assignment to the executive of duties that are materially inconsistent with the executive’s position other than a change in reporting relationship; (b) a change in the executive’s direct reporting relationship so that the executive no longer reports directly to the CEO (or the Board in the case of the CEO); (c) a reduction in the executive’s base salary, unless the base salaries of all other executives are similarly reduced; or (d) a relocation of the executive’s place of employment by more than thirty (30) miles from such the executive’s place of employment on the effective date of the severance benefits agreement. The termination of the executive’s employment as a result of the executive’s death or disability shall not be deemed to be a Constructive Termination.

The benefits payable under the severance agreements are in addition to payments or other benefits, if any, that any named executive officer who resides in Israel may be entitled to receive under applicable Israeli law. Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the retirement, death or termination without cause (as defined in the Israeli Severance Pay Law) of an employee. To satisfy this requirement, we make contributions on behalf of our Israel-based employees to a fund known as Managers’ Insurance or to a pension fund. These funds provide a combination of pension plan, insurance and severance pay benefits to the employee, giving the employee or his or her estate payments upon retirement or death and securing the severance pay, if legally entitled, upon termination of employment. Each full-time Israeli employee and hourly employee as of September 2012, including each of our Israel-based named executive officers, is entitled to participate in the Managers Insurance fund. Each employee who participates contributes an amount equal to 6% (as of January 2017) of his or her salary to the pension plan and we contribute up to 6.5% (as of January 2017) to the pension plan, 8.33% for severance payments and up to 2.5% for disability insurance). In addition to the above, each full-time Israeli employee, including each of our Israel-based named executive officers, is entitled to participate in an education fund plan, pursuant to which each employee who participates in the plan contributes an amount equal to 2.5% of his or her salary to the education fund and we contribute 7.5% of his or her salary up to the maximum amount exempted from tax (currently contribution from a monthly salary of NIS15,712). In addition, the Company pays directly to the employee via his or her salary or as additional contribution to the education fund, per the employee’s choice, 7.5% of the portion of the employee’s salary which exceeds the aforesaid maximum salary exempt from tax.

Within the context of our Compensation Philosophy, the compensation committee believes the terms of our executive severance agreements with our named executive officers will encourage their continued attention and dedication to their assigned duties through and following any change of control of our Company. We believe that the terms of these agreements will further ensure that each of our named executive officers will continue to remain focused on the long-term objective of delivering shareholder value during and following a change of control event if they are assured that their long-term employment interests are reasonably provided for with a competitive market severance arrangement. We believe that these executive severance agreements thus help ensure the best interests of our shareholders.

The potential payments under the executive severance benefits agreements as of December 31, 2016 are set forth below under the heading “—Potential Payments Upon Termination Following a Change of Control.”

Perquisites

Historically, from time to time, our compensation committee and board of directors have provided certain of our named executive officers with perquisites that we believe are reasonable. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe that these additional benefits may assist our executive officers in neutralizing personal costs associated with performing their duties as expected by the Company and provide time efficiencies for our executive officers in appropriate circumstances, particularly when we require frequent or lengthy travel. In 2016, our named executive officers received the perquisites set forth in the table below, which our compensation committee determined were appropriate in order to facilitate the efforts of Mr. Waldman and Mr. Sultzbaugh on behalf of our Company while at our California headquarters.

Name	Perquisite
Eyal Waldman	Housing and housing-related expense reimbursement Tax reimbursement related to perquisites provided

Marc Sultzbaugh	Housing and housing-related expense reimbursement Select travel reimbursement Tax reimbursement related to perquisites provided

The table above does not include automobile-related expense reimbursement, insurance reimbursement, retirement fund contributions, severance fund contributions and education fund contributions, all of which are provided to all of our Israel-based employees on a non-discriminatory basis including our named executive officers based in Israel.

In the future, we may provide additional perquisites to our named executive officers as an element of their overall compensation structure. We do not expect these perquisites to be a significant element of our compensation structure. All future practices regarding perquisites will be approved and subject to periodic review by our compensation committee and/or board of directors.

Shareholder-approved Compensation Philosophy

At our 2016 annual general meeting held on May 9, 2016, our shareholders re-approved our Compensation Philosophy for our office holders, which addresses certain items prescribed by the Companies Law. Our compensation committee reviews its Compensation Philosophy annually and reserves the discretion to amend it from time to time. Regardless of whether the compensation committee amends the Compensation Philosopy or not, pursuant to the Companies Law, our Compensation Philosophy must generally be approved by the board of directors (after considering the recommendations of the compensation committee) and the shareholders every three years.

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code establishes a limitation on the deductibility of compensation payable in any particular tax year to our named executive officers. Section 162(m) generally provides that publicly-held companies cannot deduct compensation paid to certain named executive officers to the extent that such compensation exceeds $1 million per officer. Compensation that is “performance-based” compensation within the meaning of the U.S. Internal Revenue Code does not count toward the $1 million limit. While the compensation committee may consider Section 162(m) in making its compensation decisions, historically, the deductibility of compensation under Section 162(m) has not been a factor in the compensation committee’s determination process. The compensation committee will monitor the level of compensation paid to the company’s named executive officers and may act in response to the provisions of Section 162(m).

Other Policies

Share Ownership and Holding Policy.    Effective as of our 2015 annual general meeting of shareholders, each of our executive officers became subject to a policy that he or she hold shares of the Company with an aggregate value of at least three times his or her annual salary by the fifth anniversary that he or she became subject to the policy. Our named executive officers have until February 24, 2020 to comply with this policy. On January 31, 2017, the compensation committee and board of directors adopted amendments to the share ownership policy that adopted holding requirements: executive officers and directors who are subject to share ownership requirements and who have not attained the minimum ownership level in the allotted period, shall retain the lesser of (i) twenty five percent (25%) of the gross number of shares acquired upon an exercise, vesting or settlement or (ii) fifty percent (50%) of the number of shares remaining after satisfying the exercise price, if any, and tax withholding requirements.

Clawback Policy.    In addition, pursuant to our Compensation Philosophy, our executives are required to repay to us any excess payments, including cash and equity, made to them that were based on the Company’s performance if such payments were paid based on false and restated financial statements of the Company.

EXECUTIVE COMPENSATION TABLES

2016 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to each named executive officer for the years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)		Total ($)(1)
Eyal Waldman(8)	2016	557,819	270,000	(3)	4,149,000	221,325	(4)	5,198,144
President & Chief	2015	515,000	300,000		3,864,800	203,765		4,883,565
Executive Officer	2014	464,267	250,000		1,305,600	189,696		2,209,563

Jacob Shulman	2016	293,750	100,000		696,000	10,759	(5)	1,100,509
Chief Financial	2015	275,000	70,000		628,425	11,681		985,106
Officer	2014	250,000	50,000		368,700	10,420		679,120

Marc Sultzbaugh	2016	337,500	100,000		928,000	78,145	(6)	1,443,645
Senior Vice President	2015	300,000	150,000		837,900	73,291		1,361,191
of Worldwide Sales	2014	273,000	65,000		442,440	76,004		856,444

Michael Kagan(8)	2016	229,375	100,000		742,400	56,224	(7)	1,127,999
Chief Technology Officer and Vice President of Architecture	2015	215,807	75,000		733,163	53,471		1,002,441

(1)

These amounts reflect bonuses earned in each fiscal year and paid in the subsequent fiscal year as approved by the compensation committee and the board of directors subject to, in the case of our CEO, approval by our shareholders.

(2)

Amounts shown in this column represent the aggregate grant date fair value of restricted share units granted, as calculated under FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. As required, the amounts shown exclude the impact of estimated forfeitures.

(3)	Mr. Waldman’s 2016 bonus is subject to shareholder approval at this year’s annual general meeting.

(4)

Includes $46,448 contributed to a severance fund, which is mandated by Israeli law, $42,211 in tax related reimbursements, $41,595 in housing and housing-related expense reimbursements, $36,851 contributed to an employee education fund on behalf of Mr. Waldman, $32,849 contributed to a retirement fund on behalf of Mr. Waldman, $12,284 in disability insurance, $2,659 for 401(k) plan matching contribution, $2,420 for automobile related expenses pursuant to the company’s automobile leasing program, $856 for a recuperation fund, which is required under Israeli law, and $3,151 in the value of gifts.

(5)	Includes 401(k) plan matching contribution of $10,600 and $159 in the value of gifts.

(6)

Includes housing and housing-related expense reimbursements of $33,726, tax related reimbursements of $25,868, 401(k) plan matching contribution of $10,600, automobile related expense reimbursements of $7,796 and $154 in the value of gifts.

(7)

Includes $19,107 contributed to a severance fund, which is mandated by Israeli law, $17,203 contributed to an employee education fund on behalf of Mr. Kagan, $12,228 contributed to a retirement fund on behalf of Mr. Kagan, $3,856 of vacation redemption, $1,376 in disability insurance, $998 for a recuperation fund, $948 in transportation benefits, and $507 in the value of gifts.

(8)

Amounts reported for Messrs. Waldman and Kagan in 2016, other than bonuses, are converted from New Israeli Shekels to U.S. dollars using the 2016 average exchange rate of 3.83 New Israeli Shekels to 1 U.S. dollar. Amounts reported for Messrs. Waldman and Kagan in 2015, other than bonuses, are converted from New Israeli Shekels to U.S. dollars using the 2015 average exchange rate of 3.89 New Israeli Shekels to 1 U.S. dollar. Amounts reported for Mr. Waldman in 2014, other than bonuses, are converted from New Israeli Shekels to U.S. dollars using the 2014 average exchange rate of 3.58 New Israeli Shekels to 1 U.S. dollar.

2016 Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2016.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Eyal Waldman	5/9/2016	100,000	4,149,000
Jacob Shulman	2/23/2016	15,000	696,000
Marc Sultzbaugh	2/23/2016	20,000	928,000
Michael Kagan	2/23/2016	16,000	742,000

(1)

All restricted share units with a vesting commencement date of May 1, 2016 vest with respect to 1/4th of the original number of ordinary shares subject thereto on May 1, 2017 and thereafter at a rate of 1/16th of the original number of shares on the first day of each quarterly vesting period of August, November, February and May commencing on August 1, 2017, with the last 1/4th of the original number of shares vesting on May 1, 2020.

(2)	Represents the grant date fair value of restricted share units granted in 2016 calculated in accordance with the provisions of FASB ASC Topic 718.

2016 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on the stock options and restricted share units held by each of our named executive officers as of December 31, 2016.

	Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Vesting Commencement Date		Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)(5)
Eyal Waldman	12/26/2008	90,000	—	8.23	12/26/2018
	4/22/2009	40,972	—	10.23	4/22/2019
						2/1/2013	(1)	4,063	166,177
						5/1/2014	(2)	15,000	613,500
						5/1/2015	(3)	50,000	2,045,000
						5/1/2016	(4)	100,000	4,090,000

Jacob Shulman	12/26/2008	2,579	—	8.23	12/26/2018
	4/22/2009	12,590	—	10.23	4/22/2019
						2/1/2013	(1)	562	22,986
						5/1/2014	(2)	3,750	153,375
						5/1/2015	(3)	8,437	345,073
						5/1/2016	(4)	15,000	613,500

Marc Sultzbaugh	12/26/2008	1,739	—	8.23	12/26/2018
	4/22/2009	85,317	—	10.23	4/22/2019
						2/1/2013	(1)	875	35,788
						5/1/2014	(2)	4,500	184,050
						5/1/2015	(3)	11,250	460,125
						5/1/2016	(4)	20,000	818,000

Michael Kagan	4/22/2009	22,793	—	10.23	4/22/2019
						2/1/2013	(1)	812	33,211
						5/1/2014	(2)	3,750	153,375
						5/1/2015	(3)	9,843	402,579
						5/1/2016	(4)	16,000	654,400

(1)

Restricted share units with a vesting commencement date of February 1, 2013 vest with respect to 1/4th of the original number of ordinary shares subject thereto on February 1, 2014 and thereafter at a rate of 3/48th of the original number of shares on the first day of each quarterly period of May, August, November and February, commencing on May 1, 2014, with the last 1/16th of the original number of shares vesting on February 1, 2017, subject to continued service on each applicable vesting date.

(2)

Restricted share units with a vesting commencement date of May 1, 2014 vest with respect to 1/4th of the original number of ordinary shares subject thereto on May 1, 2015 and thereafter at a rate of 1/16th of the original number of shares on the first day of each quarterly period of August, November, February and May, commencing on August 1, 2015, with the last 1/16th of the original number of shares vesting on May 1, 2018, subject to continued service on each applicable vesting date.

(3)

Restricted share units with a vesting commencement date of May 1, 2015 vest with respect to 1/4th of the original number of ordinary shares subject thereto on May 1, 2016 and thereafter at a rate of 1/16th of the original number of shares on the first day of each quarterly vesting period of August, November, February and May, commencing on August 1, 2016, with the last 1/16th of the original number of shares vesting on May 1, 2019, subject to continued service on each applicable vesting date.

(4)

Restricted share units with a vesting commencement date of May 1, 2016 vest with respect to 1/4th of the original number of ordinary shares subject thereto on May 1, 2017 and thereafter at a rate of 1/16th of the original number of shares on the first day of each quarterly vesting period of August, November, February and May, commencing on August 1, 2017, with the last 1/16th of the original number of shares vesting on May 1, 2020, subject to continued service on each applicable vesting date.

(5)	Amounts are calculated by multiplying the number of units shown by $40.90 per share, which was the closing price of our ordinary shares on December 30, 2016.

2016 Option Exercises and Share Vested Table

The following table summarizes the share option exercises by our named executive officers in 2016 and RSU awards that vested during 2016.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Eyal Waldman	114,284	4,156,319	61,500	2,709,449
Jacob Shulman	—	—	13,250	583,516
Marc Sultzbaugh	—	—	14,812	653,299
Michael Kagan	6,159	229,354	12,469	549,051

(1)	Represents the difference between the option exercise price and the market price of the underlying shares at exercise multiplied by the number of shares covered by the exercised option.

(2)	Represents the vesting date closing market price of our ordinary shares multiplied by the number of RSUs that vested.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination Following a Change of Control

The following table sets forth quantitative estimates of the benefits to be received by each of our named executive officers under the executive severance benefits agreements described under “Compensation Discussion and Analysis—Change of Control Severance Arrangements,” if his employment were terminated without cause or constructively terminated (as these terms are defined in the executive severance benefits agreements) on December 31, 2016, assuming that such termination occurred during the 12-month period following a change of control (as such term is defined in the executive severance benefits agreements) of our Company. Such benefits are in addition to any payments or other benefits that our employees, including our named executive officers, who reside in Israel may be entitled to receive under applicable Israeli law. For more information, see “Compensation Discussion and Analysis—Change of Control Severance Arrangements.”

Name	Salary Continuation ($)	COBRA Coverage ($)	Israeli Severance Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Total ($)
Eyal Waldman	334,691	—	500,593	3,457,338	4,292,622
Jacob Shulman	176,250	18,869	—	567,468	762,587
Marc Sultzbaugh	202,500	11,388	—	748,982	962,870
Michael Kagan	137,625	—	300,781	621,782	1,060,188

(1)	The value of accelerated equity awards is calculated based on the closing price of our common stock on December 30, 2016, which was $40.90 per share.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(2)	4,959,004	(3)	32.79	526,716
Equity compensation plans not approved by security holders	—		—	—

Total	4,959,004		32.79	526,716

(1)	Reflects weighted average price of options only.

(2)

Consists of the First Amended and Restated Global Share Incentive Plan (2006), the Global Share Incentive Assumption Plan (2010), the Kotura, Inc. Second Amended and Restated 2003 Stock Plan, the IPtronics, Inc. 2013 Restricted Stock Unit Plan, the EZchip Semiconductor Ltd. 2003 Amended and Restated Equity Incentive Plan, the EZchip Semiconductor Ltd. 2007 U.S. Equity Incentive Plan, and the Amended and Restated EZchip Semiconductor Ltd. 2009 Equity Incentive Plan.

(3)	Consists of 1,634,485 options and 3,324,519 restricted share units.

REPORT OF THE COMPENSATION COMMITTEE

Our compensation committee reviews and recommends our programs, policies and practices relating to the compensation and benefits of our officers and employees. Our compensation committee, in consultation with our CEO (other than with respect to his own compensation) and our board of directors, decides how much cash compensation should be part of each of our officer’s total compensation by obtaining global market survey data and, for most named executive officers, benchmarking to a peer group of companies, and considering the relative importance of short-term incentives. In addition, our compensation committee, in consultation with our CEO (other than with respect to his own compensation), makes recommendations to our board of directors regarding equity-based compensation to align the interests of our management with shareholders, considering each named executive officer’s equity holdings. Our compensation committee also manages approvals and processes equity awards under our equity incentive plans. Under the Companies Law and subject to its provisions, compensation for officers (other than directors and our CEO) is required to be approved by the compensation committee and the board of directors. Compensation for our CEO and our director compensation program are required to be approved by the shareholders, following the approval by compensation committee and the the board of directors. Our compensation committee annually reviews and evaluates our incentive compensation plans. All members of our compensation committee are independent under the applicable rules and regulations of the SEC, NASDAQ and the U.S. Internal Revenue Service.

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis, for the year ended December 31, 2016 with management. In reliance on the reviews and discussion referred to above, our compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2017 annual general meeting of shareholders, which is incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2016, each as filed with the SEC.

The foregoing report is provided by the undersigned members of our compensation committee.

Amal Johnson, Chairman Dov Baharav Glenda Dorchak

The Report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of our ordinary shares as of February 23, 2017, by:

•	each shareholder known by us to own beneficially more than 5% of our ordinary shares (based on information supplied in Schedules 13D and 13G filed with the SEC, as indicated);

•	each of the four executive officers named in the summary compensation table on page 47;

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days of February 23, 2017. Except as indicated by footnote, and subject to community property laws where applicable, we believe the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, Attention: Chief Financial Officer.

	Beneficial Ownership
Name of Beneficial Owner	Ordinary Shares	Options Exercisable within 60 Days	Restricted share Units Vesting or Settled within 60 Days	Shares Beneficially Owned	Percentage of Shares Outstanding(1)
5% Shareholders:
Oracle Corporation(2) 500 Oracle Parkway Redwood City, CA 94065	3,782,800	—	—	3,782,800	7.67%
FMR, LLC(3) 245 Summer Street Boston, MA 02210	2,644,539	—	—	2,644,539	5.36%
Executive Officers, Directors and Nominees for Director:
Eyal Waldman(4)	1,877,003	130,872	—	2,007,875	4.06%
Shai Cohen	164,732	—	750	165,482	*
Michael Kagan	174,611	22,793	—	197,404	*
Marc Sultzbaugh	69,212	87,056	—	156,268	*
Thomas J. Riordan	56,944	21,428	750	79,122	*
Irwin Federman	35,633	—	750	36,383	*
Jacob Shulman	74,689	12,590	—	87,279	*
Amal M. Johnson	34,000	22,856	750	57,606	*
Glenda Dorchak	10,000	41,142	750	51,892	*
Thomas Weatherford	13,667	—	750	14,417	*
David Perlmutter	9,000	48,611	750	58,361	*
Dov Baharav	80,906	19,000	750	100,656	*
All executive officers and directors as a group (12 persons)	2,600,397	406,348	6,000	3,012,745	6.05%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding ordinary shares.

(1)

The applicable percentage ownership for members of our board of directors and named executive officers is based on 49,335,717 ordinary shares outstanding as of February 23, 2017, together with applicable options and restricted share units for such shareholder. The applicable percentage ownership for the other beneficial owners listed in the table is based on the number of outstanding shares as of the dates indicated in the relevant Schedules 13D and 13G filings described in footnotes 2 through 3 below. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Ordinary shares subject to the options currently exercisable, or exercisable within 60 days of February 23, 2017, and ordinary shares underlying restricted share units that vest within 60 days of February 23, 2017 are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)

This information is as of September 22, 2011 and is based on the Schedule 13D/A filed with the SEC on such date by Oracle Corporation (“Oracle”). Oracle is the beneficial owner and has sole power to dispose of the 3,782,800 ordinary shares owned by Oracle.

(3)

This information is as of February 14, 2017 and is based on the Schedule 13G filed with the SEC on such date jointly by FMR, LLC and Abigail P. Johnson. FMR LLC and various of its subsidiaries and affiliates, and other companies beneficially own and have the power to dispose of 2,644,539 ordinary shares.

(4)

Includes 1,426,041 ordinary shares held by Waldo Holdings 2, a general partnership formed pursuant to the laws of Israel, of which Mr. Waldman is a general partner. Mr. Waldman has sole voting and dispositive power over all of these shares.

Compliance with Section 16(a) Filing Requirements

Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms received with respect to the fiscal year 2016, we believe that all directors, executive officers and persons who own more than 10% of our ordinary shares have complied with the reporting requirements of Section 16(a).

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our executive officers as of April 1, 2017.

Name	Age	Position(s)
Eyal Waldman	56	President and Chief Executive Officer
Michael Kagan	59	Chief Technology Officer and Vice President of Architecture
Jacob Shulman	46	Chief Financial Officer
Marc Sultzbaugh	53	Sr. Vice President of Worldwide Sales

Eyal Waldman is a co-founder of Mellanox, and has served as our president and CEO and as a member of our board of directors since March 1999. From March 1999 until June 2013, he also served as our chairman of our board of directors. From March 1993 to February 1999, Mr. Waldman served as vice president of engineering and was a co-founder of Galileo Technology, Ltd., a semiconductor company, which was acquired by Marvell Technology Group, Ltd. in January 2001. From August 1989 to March 1993, Mr. Waldman held a number of design and architecture related positions at Intel, a manufacturer of computer, networking and communications products. Mr. Waldman also serves and previously served on the board of directors of a number of private companies. Mr. Waldman holds a Bachelor of Science in Electrical Engineering and a Master of Science in Electrical Engineering from the Technion. In June 2016, Mr. Waldman was awarded an Honorary Doctorate by Technion Mr. Waldman is located in Israel.

Michael Kagan is a co-founder of Mellanox and has served as our chief technology officer and vice president of architecture since January 2009. Previously, Mr. Kagan served as our vice president of architecture from May 1999 to December 2008. From August 1983 to April 1999, Mr. Kagan held a number of architecture and design positions at Intel. While at Intel, between March 1993 and June 1996, Mr. Kagan managed Pentium MMX design, and from July 1996 to April 1999, he managed the architecture team of the Basic PC product group. Mr. Kagan holds a Bachelor of Science in Electrical Engineering from Technion. Mr. Kagan is located in Israel.

Jacob Shulman has served as our chief financial officer since November 2012. Mr. Shulman joined Mellanox in June 2007 as our corporate controller and served as our vice president of finance from March 2012 until November 2012. From 2005 to 2007, Mr. Shulman was corporate controller at Atrica, a telecom company that was purchased by Nokia Siemens. Prior to Atrica, Mr. Shulman spent seven years in senior finance positions, including controller and divisional chief financial officer positions with Matav Cable Systems, an Israeli cable television provider, Thyssenkrupp AG, a multinational conglomerate corporation, and Guava Technologies, a biotechnology and medical devices company. Mr. Shulman’s background also includes five years of audit-related work with Ernst & Young LLP and Deloitte & Touche LLP. Mr. Shulman is located in the United States.

Marc Sultzbaugh has served as our senior vice president of worldwide sales since December 2012. Previously Mr. Sultzbaugh served as vice president of worldwide sales from April 2007 until December 2012. Mr. Sultzbaugh joined Mellanox in 2001 as director of high performance computing and director of central area sales and was later promoted to senior director of sales in October 2005. Prior to joining Mellanox, he held various executive sales and marketing positions with Brooktree Semiconductor, a semiconductor company. From 1985 to 1989, Mr. Sultzbaugh was an engineer at AT&T Microelectronics, a microchip and fiber-optic component manufacturing company. He holds a Bachelor of Science degree in Electrical Engineering from The University of Missouri-Rolla and a Masters of Business Administration from The University of California, Irvine. Mr. Sultzbaugh is located in the United States.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

The board of directors currently consists of nine directors. Our Corporate Governance Guidelines require that our board of directors be comprised of a majority of directors who qualify as independent directors as required under the rules of NASDAQ. Our board of directors has determined that each of our current directors other than Mr. Waldman, our president and CEO, and Mr. Cohen, our former chief operating officer, is independent under the director independence standards of NASDAQ.

The Companies Law provides that our board of directors is required to determine how many of our members of the board of directors should be required to have financial and accounting expertise. Our board of directors has determined that at least one member of our board of directors should be required to have financial and accounting expertise. Each member of the audit committee of our board of directors has financial and accounting expertise as defined under Israeli law.

Board Leadership Structure

Our board of directors believes it is in the best interest of the Company to make the determination regarding the separation of the roles of CEO and chairman of the board of directors based on varied considerations, including the position and direction of the Company and the membership of the board of directors at any given time. Our board of directors has determined that having Eyal Waldman serve as CEO and Irwin Federman as chairman of the board is in the best interest of the Company’s shareholders at this time. This structure permits Mr. Waldman to manage our day-to-day operations and Mr. Federman to oversee the board of directors’ activities and, in that function, Mr. Federman serves our lead independent director.

Our independent members of the board of directors meet regularly in executive sessions without management present. Mr. Waldman may attend discussions related to his performance but is not present for the deliberation or decisions with regard to his compensation.

Risk Oversight

The board of directors oversees the Company’s risk exposures and risk management of various parts of the business, including appropriate guidelines, policies, controls and systems to minimize business risks and major financial risks and the steps management has undertaken to control them. In its risk oversight role, the board of directors annually reviews the Company’s strategic plan, which includes an assessment of competitive challenges and potential business risks facing the Company. While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the audit committee focuses on financial risk, including internal controls and enterprise reporting systems, as described below under the section titled “Audit Committee.” In addition, in setting compensation, the compensation committee strives to create incentives that do not encourage risk-taking behavior that is inconsistent with the Company’s business strategy. Each committee regularly reports to the full board of directors.

Committees of the Board of Directors

Our board of directors transitioned during the year from five to four standing committees—the audit committee, the compensation committee, the nominating and corporate governance committee and the technology, strategy and M&A committee, consolidating the Israeli audit committee with the U.S. audit committee. From time to time, the board of directors may also create various ad hoc committees for special purposes. The membership of each of the four current standing committees of the board of directors as of April 1, 2017 is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technology, Strategy and M&A Committee
Dov Baharav	Chair	Member	—	—
Shai Cohen	—	—	—	Member
Glenda Dorchak	—	Member	Chair	—
Amal Johnson	—	Chair	Member	—
David Perlmutter	—	—	—	Chair
Thomas Riordan	Member	—	—	Member
Thomas Weatherford	Member	—	Member	—

Messers. Federman and Waldman are not members of any standing committee of our board of directors as of April 1, 2017.

Audit Committee

Our board of directors must appoint an audit committee comprised of at least three directors.

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, our audit committee annually recommends our independent auditors to shareholders for approval and evaluates the independent auditors’ qualifications, independence and performance, determines the engagement of the independent auditors, reviews and approves the scope of the annual audit and the audit fee, discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements, approves the retention of the independent auditors to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent auditors on the Mellanox engagement team as required by law and reviews our critical accounting policies.

Our audit committee oversees our internal audit function, reviews, approves and monitors our code of ethics and “whistleblower” procedures for the treatment of reports of concerns regarding questionable accounting or auditing matters and annually reviews the audit committee charter and the committee’s performance.

In addition, our audit committee reviews and, where required, approves related party transactions on an ongoing basis as required by the Companies Law and the regulations promulgated thereunder and as required by NASDAQ Listing Rules. Under the Companies Law, our audit committee must approve specified actions and transactions with office holders and controlling shareholders or in which an office holder or controlling shareholder has a Personal Interest. The audit committee is also required to determine whether any such action is material and whether any such transaction is an extraordinary transaction or non-negligible transaction, for the purpose of approving such action or transaction as required by the Companies Law. Under the Companies Law, a “controlling shareholder” is a shareholder who has the ability to direct the Company’s activity, excluding an ability deriving merely from holding an office of director or another office in the Company, and a person will be presumed to control the Company if he holds 50% or more of (i) our voting rights or (ii) the rights to appoint our directors or general managers. For the purpose of “transactions with an interested party,” the Companies Law definition also includes a shareholder that owns 25% or more of the voting rights in the general meeting of the Company, if there is no other person who holds more than 50% of the voting rights in the Company. Two or more persons holding voting rights in the Company each of which has a Personal Interest in the approval of the transaction being brought for approval of the Company will be considered to be joint holders. The Company is not currently aware of any controlling shareholder, as such term is defined in the Companies Law.

Additionally, under the Companies Law, the role of the audit committee is, among other things, to identify any irregularities in the business management of the Company in consultation with the Company’s independent accountants or internal auditor and to suggest an appropriate course of action. Our audit committee charter allows the committee to rely on interviews and consultations with our management, our internal auditor and our independent public accountant and does not obligate the committee to conduct any independent investigation or verification.

The audit committee also periodically reviews our insider trading compliance program and updated the policy in January 2017 to prohibit hedging of the Company’s ordinary shares. Our First Restated Plan and our Second Restated Plan prohibit pledging of shares for which full value has not been received.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board has determined that each of the members of our audit committee is independent within the meaning of the independent director standards of NASDAQ and the SEC. Our board has also determined that Mr. Weatherford is an audit committee financial expert as defined by the SEC rules and has the requisite financial sophistication as defined by NASDAQ rules and regulations. Our board of directors has adopted a written charter for the audit committee. A copy of the charter is available on our website at www.mellanox.com under “Investor Relations—Corporate Governance.”

Israeli Audit Committee

On July 19, 2016, the board of directors adopted the Companies Regulations Amendment, which exempts the Company from the obligation to establish and maintain an Israeli audit committee, as well as to appoint External Directors and to nominate an External Director to each of the committees of the board of directors. Therefore, on July 19, 2016, the board of directors resolved to unite the Company’s Israeli audit committee and U.S. audit committee into one committee, whose responsibilities are as required by applicable law and described in the “Audit Committee” section above.

Compensation Committee

Our compensation committee reviews and recommends our programs, policies and practices relating to compensation and benefits of our officers and employees, the principles of such compensation policies, with respect to our officers, are included in our Compensation Philosophy. Pursuant to the Companies Law, the compensation committee is required to recommend to the board of directors whether to approve the Compensation Philosophy’s continuation every three years and to periodically review the Compensation Philosophy and monitor its implementation. From time to time, as may be required, the compensation committee shall recommend to the board of directors amendments to the Compensation Philosophy as necessary to comply with the provisions of the Companies Law. The compensation committee, in consultation with our CEO (other than with regard to his own compensation) and our board of directors, decides how much cash compensation should be part of each officer’s total compensation by comparing the officer’s compensation against a peer group of companies listed in the survey data we utilize, considering the relative importance of short-term incentives and considering each executive officer’s performance and contributions in the relevant year. In addition, the compensation committee, in consultation with our CEO (other than with regard to his own compensation), approves and makes recommendations to our board of directors regarding equity-based compensation to align the interests of our management with shareholders, considering each officer’s equity holdings, the Compensation Philosophy, any relevant market data, and the officer’s performance and contributions in the relevant year. The compensation committee also manages the issuance of share options and restricted share units under our equity incentive plans. Under the Companies Law and subject to its provisions, compensation for officers is required to be approved by the compensation committee and the board of directors and, compensation for our CEO additionally requires approval by our shareholders. Compensation for our non-employee directors also requires approval by our shareholders, following the approval by the compensation committee and the board of directors. The compensation committee may delegate its responsibilities to a subcommittee, except its responsibilities to review and approve the Compensation Philosophy and the compensation for named executive officers, non-employee directors, and employees reporting to our CEO, to oversee and review all annual bonuses, long-

term incentive compensation including equity awards, employee pension and welfare benefits, for any matters involving executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code or be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3.

The compensation committee also has authority to retain, obtain the advice of and fund compensation consultants, independent legal counsel and other advisers and is generally responsible for considering the independence of such advisers prior to selecting or receiving advice from them. In the second half of 2016, the compensation committee engaged Compensia, an independent third party compensation consulting firm, to assist in discrete projects and report to the compensation committee, including selecting the Peer Group, gathering general industry compensation data, conducting a review of total compensation of certain named executive officers and members of the Board, and providing advice with respect to certain executive and Board compensation issues that arose in the latter half of 2016.

The compensation committee annually reviews and evaluates the goals and objectives of our incentive compensation plans and monitors the results against the approved goals and objectives, including, among others, to determine that our incentive compensation plans do not present risks that are likely to have a material adverse effect on the Company in the future. All members of our compensation committee are independent under the applicable rules and regulations of the SEC, NASDAQ and the U.S. Internal Revenue Code. Our board of directors has adopted a written charter for the compensation committee. A copy of the charter is available on our website at www.mellanox.com under “Investor Relations—Corporate Governance.”

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the composition and organization of our board of directors. The nominating and corporate governance committee is also responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board of directors concerning governance matters. In addition, the nominating and corporate governance committee oversees the annual performance of our CEO, the annual CEO succession planning and performance self-evaluations by our board of directors’ and its committees’ annual self-evaluation and adoption of practices to address feedback from the evaluations. We believe that the composition of our nominating and corporate governance committee meets the criteria for independence under, and the functioning of our nominating and corporate governance committee complies with, the applicable rules and regulations of the SEC and NASDAQ. Our board of directors has adopted a written charter for the nominating and corporate governance committee. A copy of the charter is available on our website at www.mellanox.com under “Investor Relations—Corporate Governance.”

Technology, Strategy and M&A Committee

Our technology, strategy and M&A committee, assists our board of directors, CEO and his staff in reviewing and discussing technology plans, decisions and potential transactions. The technology, strategy and M&A committee’s responsibilities include providing general counsel and commentary on our competitiveness, the strength and competitiveness of our engineering processes and disciplines, our technology planning processes to support our growth objectives, our engineering leadership strategy and technology aspects pertinent to potential strategic investments, mergers and acquisitions. Our board of directors has adopted a written charter for the technology, strategy and M&A committee. A copy of the charter is available on our website at www.mellanox.com under “Investor Relations—Corporate Governance.”

Meetings Attended by Directors

In accordance with our Corporate Governance Guidelines, our board of directors will meet at least five (5) times annually, in addition to any special meetings, and a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the board of directors and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the board of directors or a committee of the board of directors is expected to notify the chairman of the board of directors or the chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.

The board of directors held a total of nine meetings during 2016. The audit committee, compensation committee, nominating and corporate governance committee and technology, strategy and M&A committee held nine, six, four, and seven meetings, respectively, during 2016. During 2016, each of our directors attended or participated in at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by the committees of the board of directors on which he or she served.

Our Corporate Governance Guidelines also require that our independent directors will meet in executive session without non-independent directors or management present on a regularly scheduled basis, but no less than twice per year.

Our directors are encouraged to attend our annual general meeting of shareholders although we do not maintain a formal policy regarding director attendance at the annual general meeting of shareholders. In 2016, none of our directors attended the annual general meeting of shareholders.

Consideration of Director Nominees

Shareholder Nominations and Recommendations.    Our amended and restated articles of association set forth the procedure for the proper submission of shareholder nominations for membership on the board of directors as previously discussed. In addition, the nominating and corporate governance committee may consider properly submitted shareholder recommendations for candidates for membership on the board of directors. A shareholder may make such a recommendation by submitting the following information to the secretary of the Company at the offices of Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085: the name and address of both the shareholder who intends to make the nomination and of the person or persons to be nominated; a representation that the recommending shareholder is a holder of record of our ordinary shares and is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the candidate; if applicable, a description of all arrangements or understandings between the shareholder and each nominee pursuant to which nominations are to be made by the shareholder; the consent of each nominee to serve as a director if so elected; and a declaration signed by each nominee declaring that there is no limitation under the Companies Law for the appointment of such nominee. Shareholders are also advised to review our amended and restated articles of association, which contain additional requirements with respect to shareholder nominees for our board of directors. The chairman of the board of directors may refuse to acknowledge the nomination of any person not made in compliance with these procedures.

Director Qualifications.    Members of the board of directors should have the highest professional and personal ethics and values and conduct themselves in a manner that is consistent with our Code of Business Conduct and Ethics. While the nominating and corporate governance committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a board of directors that comprises directors who have: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; experience in the Company’s industry and with relevant social policy concerns; experience as a board member of another publicly held company; academic expertise in an area of the Company’s operations; diversity of experience and perspective including but not limited to diversity in gender, race, culture and nationality; and practical and mature business judgment, including ability to make independent analytical inquiries. In further consideration of the time a director nominee may have to devote to his or her service to the Company, our board of directors has determined that its non-employee directors may not serve on more than five (5) other public boards and that the CEO of the Company may not serve on more than two (2) public boards in addition to the Company’s board. The qualifications required of the members of our board of directors are set forth in our Corporate Governance Guidelines and the nominating and corporate governance committee charter.

Identifying and Evaluating Director Nominees.    Although candidates for nomination to the board of directors typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the board of directors through professional search firms, shareholders or other persons. The nominating and corporate governance committee reviews the qualifications of any candidates who have been properly brought to the committee’s attention. Such review may, at the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper. The nominating and corporate governance committee considers the suitability of each candidate, including the current members of the board of directors, in light of the current size and composition of the board of directors. In evaluating the qualifications of the candidates, the committee considers many factors, including issues of character, judgment, independence, age, expertise, diversity of experience and perspective including diversity in gender, race, culture and nationality, length of service, other commitments and other similar factors and the composition of the board as a whole. The committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by shareholders are evaluated by the committee using the same criteria as other candidates.

Code of Business Conduct and Ethics

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees and satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ listing standards requirement for a “code of conduct.” The code is available on our website at www.mellanox.com under “Investor Relations—Corporate Governance.” We will post any amendment to the code, as well as any waivers that are required to be disclosed by the rules of the SEC or NASDAQ, on our website.

Corporate Governance Guidelines

We have adopted a comprehensive set of Corporate Governance Guidelines to assist our board of directors in the exercise of its responsibilities and to serve the interests of the Company and our shareholders. These Corporate Governance Guidelines set forth principles in addition to those set forth in our compensation committee, audit committee, nominating and corporate governance committee, and technology, strategy and M&A committee charters. The Corporate Governance Guidelines and the committee charters are available on our website at www.mellanox.com under “Investor Relations—Corporate Governance.”

Risk Assessment and Compensation Practices

Our management assessed and discussed with our compensation committee and board of directors the Company’s compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future.

Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. While performance-based cash bonuses and sales commissions focus on achievement of short-term and mid-term or annual goals, which may encourage the taking of short-term and mid-term risks at the expense of long-term results, we believe that our internal controls help mitigate this risk and our performance-based cash bonuses and sales commissions are limited, representing a small portion of the total compensation opportunities available to most employees. We also believe that our performance-based cash bonuses and sales commissions appropriately balance risk and the desire to focus our employees on specific short-term and mid-term goals important to our success and do not encourage unnecessary or excessive risk-taking.

A significant proportion of the compensation provided to our employees and non-employee directors is in the form of long-term equity-based incentives that are important to help further align our employees’ and directors’ interests with those of our shareholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our share price. In addition, we generally stagger grants of equity-based awards and, in the case of employees, subject them to long-term vesting schedules to help ensure that employees have significant value tied to the long-term performance of our ordinary shares. Certain specified executive officers and our non-employee directors are also subject to share ownership guidelines and holding requirements to further align our employees’ and directors’ interests with our shareholders’ interests.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Certain Relationships and Related Transactions

In our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our ordinary shares or any members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. For a description of our related party transactions procedures, see “—Audit Committee.”

Family Relationships

There are no family relationships among any of our directors or executive officers.

Communications with the Board of Directors

We provide a process for shareholders to send communications to our board of directors, any committee of our board of directors or any individual director, including non-employee directors. Shareholders may communicate with our board of directors by writing to: Board of Directors, c/o Corporate Secretary, Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085. The secretary will forward correspondence to our board of directors, one of the committees of our board of directors or an individual director, as the case may be, or, if the secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

Director Compensation

In October 2006, our board of directors adopted a compensation program for non-employee directors which became effective on February 6, 2007 and was last amended at our 2015 annual general meeting of shareholders held on May 11, 2015. The current annual cash compensation amounts payable to each non-employee member of our board of directors for their annual board services are set forth in the table below:

Annual Fees
Board membership	$45,000
Additional amounts, as applicable, payable to:
Chairperson of the Board	$15,000
Chairperson of the audit committee	$25,000
Chairperson of the compensation committee	$14,000
Chairperson of the nominating and corporate governance committee	$8,000
Chairperson of the Israeli audit committee	$8,000
Chairperson of the technology, strategy and M&A committee	$8,000
Member of the audit committee (other than chairperson)	$5,000
Member of the compensation committee (other than chairperson)	$4,000
Member of the nominating and corporate governance committee (other than chairperson)	$3,000
Member of the Israeli audit committee (other than the chairperson)	$3,000
Member of the technology, strategy and M&A committee (other than chairperson)	$3,000

Our non-employee directors are reimbursed for expenses incurred in connection with attending board and committee meetings, and are entitled to insurance, exemption and indemnification as customary for officers in the Company.

In addition to cash compensation, under the existing board compensation plan, non-employee directors may receive an award grant of 10,000 nonqualified share options following their initial election to our board and each of our non-employee directors receive an annual automatic, non-discretionary award of 4,500 restricted share units. Annual awards to our non-employee directors who continue to serve as a non-employee director following the annual general meeting will typically be processed on the first day of the month following the date of each annual general meeting. The annual award vests, in equal monthly increments over the 12 months following the applicable annual general meeting and will be 100% vested on the 12-month anniversary of the grant date, provided the director continues to serve as a non-employee director.

Under our Non-Employee Director Option Grant Policy, our directors will have a three-month period following cessation of service to our Company in which to exercise any outstanding vested options, except in the case of a director’s death or disability, in which case the options will be exercisable by the director or his or her estate or beneficiary for a 12-month period following the cessation of services. Options and restricted share units granted to our non-employee directors will fully vest and become immediately exercisable upon a change in control of our Company.

In addition, effective as of our 2015 annual general meeting of shareholders, each of our non-employee directors became subject to a policy that he or she hold shares of the Company in the value of at least three times his or her annual retainer fees. All our non-employee directors have until February 2020 to comply with this policy. This policy is set forth in our Executive Officer and Director Share Ownership Policy and our Corporate Governance Guidelines. In January 2017, the board of directors also adopted a holding policy whereby, in the case that a non-employee director (or specified employee) does not hold the minimum share ownership by his or her fifth anniversary of becoming subject to the ownership policy, he or she will be required to retain the lesser of (i) twenty-five percent (25%) of the gross number of shares acquired upon an exercise, vesting or settlement or (ii) fifty percent (50%) of the number of shares remaining after satisfying the exercise price, if any, and tax withholding requirements.

In accordance with our Corporate Governance Guidelines and effective January 1, 2017, our board of directors and our compensation committee amended the cash and equity components of our compensation program for our non-employee directors as set forth in Proposal Six of this proxy statement, subject to shareholder approval. In the event our shareholders approve Proposal Six, the revised cash compensation amounts will be paid starting in calendar year 2017, effective retroactively and paid on a pro rata basis from January 1, 2017. The 2017 equity grants to our non-employee directors will be processed following our annual general meeting on or about May 1, 2017.

The table below sets forth information regarding compensation provided by us to our non-employee directors during the year ended December 31, 2016.

DIRECTOR COMPENSATION IN FISCAL YEAR 2016

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Option Awards ($)	Total ($)
Dov Baharav	60,000	187,380	0	247,380
Shai Cohen(2)	30,933	187,380	0	206,313
Glenda Dorchak	60,000	187,380	0	247,380
Irwin Federman	68,000	187,380	0	255,380
Amal Johnson	65,000	187,380	0	252,380
David Perlmutter	60,000	187,380	0	247,380
Thomas Riordan	65,000	187,380	0	252,380
Thomas Weatherford	76,000	187,380	0	263,380

(1)

Amounts shown in this column represent the fair value of restricted share units granted during 2016. The fair value of the restricted share units is based on the closing market price of our ordinary shares on the grant date, as calculated under FASB ASC Topic 718.

(2)

Mr. Cohen was appointed a member of our board of directors effective December 7, 2015. Following the approval of his appointment by the Company’s shareholders, he was compensated in accordance with our non-employee director compensation program, as described above, for his service on the board, with the exception of the initial award of 10,000 options.

The aggregate number of ordinary shares subject to outstanding options and restricted share units awards for each of our directors as of December 31, 2016 is as follows:

Name	Shares Subject to Outstanding Options as of 12/31/16 (#)	Shares Subject to Unvested Restricted Stock Units as of 12/31/16 (#)
Dov Baharav	19,000	1,875
Shai Cohen	—	1,875
Glenda Dorchak	41,142	1,875
Irwin Federman	—	1,875
Amal Johnson	22,856	1,875
David Perlmutter	50,000	1,875
Thomas Riordan	21,428	1,875
Thomas Weatherford	—	1,875

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This proxy statement is accompanied by our 2016 annual report to shareholders, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, excluding exhibits. Each shareholder solicited under this proxy statement can obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, without charge, except for exhibits to such report, by sending a written request to Investor Relations, c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085. Exhibits to our Annual Report on Form 10-K are available upon written request, as directed above, and payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such shareholders can also access an electronic copy of this proxy statement and our 2016 annual report to shareholders at https://www.proxydocs.com/mlnx. Copies of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016 may also be obtained without charge through the SEC’s website at www.sec.gov.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.mellanox.com.

OTHER MATTERS

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and in our periodic reports on Form 10-Q.

As of the date of this proxy statement, no shareholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the meeting. Accordingly, the only items of business that our board of directors intends to present at the meeting are set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

By order of the board of directors,

Alan C. Mendelson
Secretary

Menlo Park, California

March     , 2017

APPENDIX A

MELLANOX TECHNOLOGIES, LTD.

SECOND AMENDED AND RESTATED GLOBAL SHARE INCENTIVE PLAN (2006)

1.	NAME AND PURPOSE.

1.1    This plan shall be known as the Mellanox Technologies, Ltd. Second Amended and Restated Global Share Incentive Plan (2006) (the “Plan”).

The Board of Directors adopted the Mellanox Technologies, Ltd. Global Share Incentive Plan (2006) (the “2006 Plan”) on October 26, 2006, and the 2006 Plan was approved by the Company’s shareholders on December 5, 2006. The 2006 Plan was amended and restated by the Board as of March 14, 2016 (the “First Restated Plan”), and the First Restated Plan was approved by the Company’s shareholders on May 9, 2016. The First Restated Plan is hereby amended and restated effective as of February 14, 2017 (the “Effective Date”), subject to the approval by the Company’s shareholders within twelve months of the date it is approved by the Board of Directors.

1.2    The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers of the Company and its affiliates and subsidiaries, if any, and to promote the Company’s business by providing such individuals with opportunities to receive Awards pursuant to the Plan and to strengthen the sense of common interest between such individuals and the Company’s shareholders.

1.3    Awards granted under the Plan to Service Providers in various jurisdictions may be subject to specific terms and conditions for such grants may be set forth in one or more separate appendix to the Plan, as may be approved by the Board of Directors of the Company from time to time.

2.	DEFINITIONS.

“Administrator” shall mean the Board of Directors or a Committee.

“Appendix” shall mean any appendix to the Plan adopted by the Board of Directors containing country-specific or other special terms relating to Awards including grants of restricted shares and other equity-based Awards.

“Award” shall mean a grant of Options, other equity-based awards granted in accordance with the provisions of an Appendix, including a Performance-Based Award, or other allotment of Shares hereunder. All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.

“Award Agreement” shall mean a written instrument setting forth the terms applicable to a particular Award.

“Board of Directors” shall mean the board of directors of the Company.

“Cause” shall have the meaning ascribed to such term or a similar term as set forth in the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider, or, in the absence of such a definition: (i) conviction (or plea of nolo contendere) of any felony or crime involving moral turpitude or affecting the Company; (ii) repeated and unreasonable refusal to carry out a reasonable and lawful directive of the Company or of Participant’s supervisor which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) fraud or embezzlement of funds of the Company or its affiliates; (iv) any breach by a director of his / her fiduciary duties or duties of care towards the Company; and (v) any disclosure of confidential information of the Company or breach of any obligation not to compete with the Company or not to violate a restrictive covenant.

“Change in Control” shall mean and includes each of the following:

(a)    A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed under the laws of any applicable jurisdiction) whereby any person or related group of persons (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board of Directors together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Subsections (a) or (c) hereof) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:

(i)    Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)    After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Subsection (c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)    The Company’s shareholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

“Committee” shall mean the compensation committee or other committee as may be appointed and maintained by the Board of Directors, in its discretion, to administer the Plan, to the extent permissible under applicable law, as amended from time to time.

“Company” shall mean Mellanox Technologies, Ltd., an Israeli company, and its successors and assigns.

“Companies Law” shall mean the Israeli Companies Law 5759-1999, as amended from time to time.

“Consultant” shall mean any individual who (either directly or through his or her employer) is an advisor or consultant to the Company or any affiliate thereof.

“Corporate Charter” shall mean the Articles of Association of the Company, and any subsequent amendments or replacements thereto.

“Covered Employee” means an employee, including an officer, of the Company or any subsidiary thereof who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

“Disability” shall have the meaning ascribed to such term or a similar term in the Participant’s employment agreement (where applicable), or in the absence of such a definition, the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company because of the sickness or injury of the Participant for a consecutive period of 180 days.

“Effective Date” shall have the meaning ascribed to it in Section 1.1 hereof.

“Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

“Non-Employee Director” shall mean a member of the Board of Directors who is not an employee of the Company or any of its affiliates.

“Options” shall mean options to purchase Shares awarded under the Plan.

“Participant” shall mean a recipient of an Award hereunder who executes an Award Agreement.

“Performance-Based Award” means an Award granted to selected Covered Employees pursuant to this Plan, including pursuant to the provisions of an Appendix, but which is subject to the terms and conditions set forth in Section 10 hereof.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per Share, price per Share, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, a business or functional unit, or an individual. The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in applicable accounting standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any share dividend, share split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to non-cash income or expense or (xxi) items relating to any other unusual or nonrecurring events or changes in applicable law, applicable accounting standards or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

“Prior Plans” shall mean the Company 1999 United States Equity Incentive Plan, the Company 1999 Israeli Share Option Plan, the Company 2003 Israeli Share Option Plan, the Voltaire Ltd. 2007 Incentive Compensation Plan, the Voltaire Ltd. Section 102 Stock Option/Stock Purchase Plan, the Voltaire, Ltd. 2001 Section 102 Stock Option/Stock Purchase Plan, the Voltaire Ltd. 2001 Stock Option Plan, the Kotura, Inc. Second Amended and Restated 2003 Stock Plan, the IPtronics, Inc. 2013 Restricted Stock Unit Plan, the EZchip Semiconductor Ltd. 2003 Amended and Restated Equity Incentive Plan, the EZchip Semiconductor Ltd. 2007 U.S. Equity Incentive Plan and the Amended and Restated EZchip Semiconductor Ltd. 2009 Equity Incentive Plan, and the Company Global Share Incentive Assumption Plan (2010).

“Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

“Service Provider” shall mean an employee, member of the Board of Directors, office holder or Consultant of the Company or any affiliate thereof.

“Shares” shall mean Ordinary Shares, nominal value NIS 0.01 per share, of the Company.

3.	ADMINISTRATION OF THE PLAN

3.1    The Plan shall be administered by the Administrator. If the Administrator is a Committee, such Committee shall consist of such number of members of the Board of Directors of the Company (not less than two in number), as may be determined from time to time by the Board of Directors. The Board of Directors shall appoint such members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused.

3.2    In order to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, the Plan shall be administered jointly by the Board of Directors and a Committee consisting solely of two or more members of the Board of Directors each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a member of the Board of Directors who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act or any successor rule and an “independent director” under The NASDAQ Stock Market (“NASDAQ”) rules (or other principal securities market on which Shares are traded). Without limiting the application of this Section 3.2, to the extent necessary to comply with the requirements of Section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act, Awards shall be granted by a Committee consisting of members who satisfy the requirements specified in the foregoing sentence and shall be ratified by the Board of Directors. Notwithstanding the foregoing, but subject to Section 4.1 hereof, the full Board of Directors, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to a member of the Board of Directors who is not an employee of the Company or any affiliate thereof, and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board of Directors. In its sole discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

3.3    The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee shall appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business and the implementation of the Plan, as it shall deem advisable, subject to the directives of the Board of Directors and in accordance with applicable law.

3.4    Subject to the general terms and conditions of the Plan, and in particular Section 3.5 below, the Administrator shall have full authority in its discretion, from time to time and at any time, to determine (i) eligible Participants, (ii) the number of Options or Shares to be covered by each Award, (iii) the time or times at which the Award shall be granted, (iv) the vesting schedule and other terms and conditions applying to Awards, including accelerations or waivers of restrictions, (v) the form(s) of Award Agreements, and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. The Board of Directors may, in its sole discretion, delegate some or all of the powers listed above to the Committee, to the extent permitted by the Companies Law, its Corporate Charter or other applicable law, rules or regulations to which the Company is subject.

3.5    In the event that the Administrator is a Committee, the Committee shall not be entitled to grant Options to the Participants (unless permitted to do so by the Companies Law). However, in the event that the Committee is authorized to do so by the Board of Directors, it may issue Shares underlying Options which have been granted by the Board of Directors and duly exercised pursuant to the provisions hereof, in accordance with Sections 112(a)(5) and 288 of the Companies Law.

3.6    No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder. Subject to the Company’s decision and to all approvals legally required, each member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own willful misconduct or bad faith, to the fullest extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Corporate Charter, any agreement, any vote of shareholders or disinterested directors, any insurance policy or otherwise.

3.7    The interpretation and construction by the Administrator of any provision of the Plan or of any Option hereunder shall be final and conclusive. In the event that the Board of Directors appoints a Committee, the interpretation and construction by the Committee of any provision of the Plan or of any Option hereunder shall upon ratification by the Board of Directors, be final and conclusive unless otherwise determined by the Board of Directors. To avoid doubt, subject to Section 3.2 hereof, the Board of Directors may at any time exercise any powers of the Administrator, notwithstanding the fact that a Committee has been appointed.

3.8    The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities

(to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. Notwithstanding the foregoing, no action of the Administrator under this Section 3.8 shall reduce the rights of any Participant without the Participant’s consent.

3.9    Without limiting the generality of the foregoing, the Administrator may adopt special Appendices and/or guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

4.	ELIGIBLE PARTICIPANTS.

4.1    No Award may be granted pursuant to the Plan to any person serving as a member of the Committee or to any other member of the Board of Directors at the time of the grant, unless such grant is approved in the manner prescribed for the approval of compensation of directors under Section 273 of the Companies Law. To avoid doubt, such Awards require approval of the audit committee of the Board of Directors, the Board of Directors and the shareholders of the Company.

4.2    Subject to the limitation set forth in Section 4.1 above and any restriction imposed by applicable law, Awards may be granted to any Service Provider of the Company, whether or not the Service Provider is a member of the Board of Directors or a member of the board of directors of an affiliate of the Company. The grant of an Award to a Participant hereunder shall neither entitle such Participant to receive an additional Award or participate in other incentive plans of the Company, nor disqualify such Participant from receiving and additional Award or participating in other incentive plans of the Company.

5.	RESERVED SHARES.

5.1    Subject to Section 12.1 hereof, as of the Effective Date, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be the sum of (i) 2,390,000 Shares and (ii) any Shares which as of the effective date of the First Restated Plan are subject to awards outstanding under the Prior Plans that expire, are cancelled or otherwise terminate unexercised, or Shares that otherwise would have reverted to the share reserve of the Prior Plans following the effective date of the First Restated Plan. Anything to the contrary herein notwithstanding, the maximum aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan during the term of the Plan shall not exceed 8,440,000 Shares, subject to Section 12.1 hereof. Subject to Section 14.2 hereof, the Company shall determine the number of Shares reserved hereunder from time to time, and such number may be increased or decreased by the Company from time to time.

5.2    Any Shares subject to an Award that shall for any reason terminate, expire or otherwise lapse shall again be available for grant as Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 5.1 and shall not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; and (iii) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company at the same price paid by the Participant so that such Shares are returned to the Company shall again be available for Awards. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any affiliate shall not be counted against Shares available for grant pursuant to this Plan. Any Shares that remain unissued and are not subject to Awards at the termination of the Plan shall cease to be reserved for purposes of the Plan. Until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

5.3    Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.1 hereof, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any calendar year (measured from the date of any grant) shall be four million (4,000,000) Shares. Notwithstanding any provision to the contrary in the Plan, the grant date fair value of Awards granted to a Non-Employee Director during any calendar year shall not exceed five hundred thousand dollars ($500,000) (the “Director Limit”).

5.4    Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.1 hereof, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted and no Award Agreement shall reduce or eliminate such minimum vesting requirement; provided, however, that, notwithstanding the foregoing, (i) Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 5.1 may be granted to any one or more Participants without respect to such minimum vesting provisions and (ii) the Administrator may provide that such vesting provisions may lapse or be waived in connection with or following a Participant’s death, Disability, termination of status as a Service Provider or the consummation of a Change in Control. For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders, so long as the period between meetings is not less than 50 weeks.

5.5    Notwithstanding any provision in the Plan to the contrary, except in connection with a spin-off or other similar event or as otherwise permitted under Section 12.1, dividends which are paid in respect of any Shares underlying an Award prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

6.	AWARD AGREEMENT.

6.1    The Board of Directors, and to the extent contemplated under Section 3.2 hereof, a Committee and the Board of Directors, in their discretion may award to Participants Awards available under the Plan. The terms of the Award will be set forth in the Award Agreement. The date of grant of each Award shall be the date specified by the Board of Directors, and the Committee, as applicable, at the time such award is made, or in the absence of such specification, the date of approval of the award by the Board of Directors, and the Committee, as applicable.

6.2    The Award Agreement shall state, inter alia, the number of Options or Shares covered thereby, the type of Option or other Award, any special terms applying to such Award (if any), including the terms of any country-specific or other Appendix, as determined by the Board of Directors, and the Committee, as applicable.

7.	OPTION PRICES.

7.1    The exercise price for each Share to be issued upon exercise of an Option shall be such price as is determined by the Board of Directors in its discretion, provided that the price per Share is not less than Fair Market Value (as defined in the applicable Appendix), and subject to any further restrictions set forth in an applicable Appendix.

8.    EXERCISE OF OPTION.

8.1    Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan and any applicable Appendix, as specified in the Award Agreement.

8.2    An Option, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office (and to the Trustee, where applicable), a “Notice of Exercise” in such form and substance as may be prescribed by the Administrator from time to time, together with full payment for the Shares underlying such Option.

8.3    Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be effected in (i) cash, (ii) by check payable to the order of the Company, (iii) Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) such other method of payment acceptable to the Company as determined by the Administrator, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

8.4    Until the Shares are issued (as evidenced by the appropriate entry in the share register of the Company or of a duly authorized transfer agent of the Company) a Participant shall have no right to vote or right to receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right the record date for which is prior to the date the Shares are issued, except as provided in Section 12.1 of the Plan.

8.5    To the extent permitted by law, if the Shares are traded on a national securities exchange, NASDAQ or quoted on a national quotation system or otherwise publicly traded or quoted, payment for the Shares underlying an Option may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the exercise price (or the relevant portion thereof, as applicable) and any withholding taxes, or on such other terms and conditions as may be acceptable to the Administrator. No Shares shall be issued until payment therefor, as provided herein, has been made or provided for.

9.    PROHIBITION ON REPRICING.

Subject to Section 12, the Administrator shall not, without the approval of the shareholders of the Company, (a) authorize the amendment of any outstanding Option to reduce its price per Share, or (b) cancel any Option in exchange for cash or another Award when the Option price per Share exceeds the fair market value of the underlying Shares. Furthermore, for purposes of this Section 9, except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Options may not be amended to reduce the exercise price per Share or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price per Share that is less than the exercise price per Share of the original Options without the approval of the shareholders of the Company.

10.    PERFORMANCE BASED AWARDS.

10.1    Purpose.    The purpose of this Section 10 is to provide the Committee the ability to grant Awards that are intended to constitute Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 10 shall control over any contrary provision contained in this Plan or an Appendix; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 10.

10.2    Applicability.    This Section 10 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

10.3    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under this Plan, including under an Appendix, which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance

Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

10.4    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a subsidiary of the Company on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

10.5    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

11.    TERMINATION OF RELATIONSHIP AS SERVICE PROVIDER.

11.1    Effect of Termination; Exercise After Termination.    Unless otherwise determined by the Administrator, if a Participant ceases to be a Service Provider, such Participant may exercise any outstanding Options within such period of time as is specified in the Award Agreement or the Plan to the extent that the Options are vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If, on the date of termination, any Options or other Awards are unvested, the Shares covered by the unvested portion of the Option or other Award shall revert to the Plan. If, after termination, the Participant does not exercise the vested Options within the time specified in the Award Agreement or the Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. In the absence of a provision specifying otherwise in the relevant Award Agreement, then:

(a)    in the event that the Participant ceases to be a Service Provider for any reason other than termination for Cause as a result of the Participant’s death or Disability, the vested Options shall remain exercisable for a period of three (3) months from the effective date of termination of the Participant’s status as a Service Provider;

(b)    in the event that the Participant ceases to be a Service Provider for Cause, any outstanding unexercised Option (whether vested or unvested) will immediately expire and terminate, and the Participant shall not have any rights in connection with such Options.

(c)    in the event that the Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Option shall remain exercisable for twelve (12) months following the Participant’s date of termination for Disability.

(d)    in the event that the Participant dies while a Service Provider, the Option shall remain exercisable by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance for twelve (12) months following the Participant’s date of death.

11.2    Date of Termination.    For purposes of the Plan and any Option or Option Agreement, the date of termination (whether for Cause or otherwise) shall be the effective date of termination of the Participant’s employment or engagement as a Service Provider.

11.3    Leave of Absence.    Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. A Service Provider shall not cease to be considered as such in the case of any (a) leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, and its parent, subsidiary, affiliate, or any successor thereof; or (c) changes in status (employee to member of the Board of Directors, employee to Consultant, etc.), provided that such change does not affect the specific terms applying to the Service Provider’s Award.

12.    CHANGE IN CAPITAL STRUCTURE.

Upon the occurrence of any of the following described events, a Participant’s rights to purchase Shares under the Plan shall be adjusted as hereinafter provided:

12.1    Adjustments.

(a)    In the event of any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares (other than an Equity Restructuring) occurs such that an adjustment is determined by the Administrator (in its sole and absolute discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust: (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 5; (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)    In the event of any transaction or event described in Section 12.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1(b), the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)    To provide that the Award cannot vest, be exercised or become payable after such event.

(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) or 12.1(b) hereof:

(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii)    The Administrator shall make such proportionate adjustment, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and type of securities that may be issued under the Plan (including, but not limited to, adjustment of the limitations in Section 5).

12.2    Change in Control.

(a)    Anything to the contrary in Section 12.1 hereof notwithstanding, in the event of a Change in Control, the unexercised or restricted portion of each outstanding Award shall be assumed or an equivalent Award or right substituted, by the successor corporation or an affiliate of the successor corporation, as shall be determined by such entity, subject to the terms hereof. In the event that the successor corporation or a parent or subsidiary of the successor corporation does not provide for such an assumption or substitution of Awards (in circumstances in which the Company is not the successor entity), all Awards shall become exercisable in full and all forfeiture restrictions on such Awards shall lapse, provided that unless otherwise determined by the Administrator, the exercise of all Options that otherwise would not have been exercisable and the lapsing of all forfeiture restrictions that would not have otherwise lapsed in the absence of a Change in Control, shall be contingent upon the actual consummation of the Change in Control. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

(b)    For the purposes of this Section 12.2, an Award shall be considered assumed if, following a Change in Control, the option confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the merger or sale of assets by holders of Shares of the Company for each Share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration determined by the Administrator, at its sole discretion); provided, however, that if the consideration received in the Change in Control is not solely ordinary shares (or the equivalent) of the successor corporation or its direct or indirect parent, the Administrator may, with the consent of the successor corporation, provide for the per share consideration to be received upon the exercise of the Option or upon the lapsing of the forfeiture restrictions to be solely ordinary shares (or the equivalent) of the successor corporation or its direct or indirect parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined by the Administrator.

(c)    In the event that the Board of Directors determines in good faith that, in the context of a Change in Control, certain Options have no monetary value and thus do not entitle the holders of such Options to any consideration under the terms of the Change in Control, the Board of Directors may determine that such Options shall terminate effective as of the effective date of the Change in Control.

(d)    It is the intention that the Administrator’s authority to make determinations, adjustments and clarifications in connection with the treatment of Awards shall be interpreted as widely as possible, to allow the Administrator maximal power and flexibility to interpret and implement the provisions of the Plan in the event of Change in Control.

13.    NON-TRANSFERABILITY OF OPTIONS, OTHER AWARDS AND SHARES.

13.1    Except as may be permitted under an applicable Appendix, no Option or other Award may be transferred other than by will or by the laws of descent and distribution, and during the Participant’s lifetime an Option may be exercised only by such Participant.

13.2    Except as may be permitted under an applicable Appendix, Shares for which full payment has not been made, may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of an Participant’s rights in respect of Options or Shares purchasable pursuant to the exercise thereof upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed by Section 11.1(d) hereof, and as may otherwise be determined by the Administrator.

14.    TERM AND AMENDMENT OF THE PLAN.

14.1    The Plan shall become effective as of the Effective Date. The Plan shall expire on the date which is ten (10) years from the date of its adoption by the Board of Directors (except as to Options or other Awards outstanding on that date).

14.2    Notwithstanding any other provision of the Plan, the Board of Directors (or a duly authorized Committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, or as contemplated in any Appendix, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Section 12.1 hereof), (ii) constitutes a prohibited action under Section 9 or (iii) permits the Administrator to extend the exercise period for an Option beyond ten years from the date of grant; and provided further, however, that, except (x) to correct obvious drafting errors or as otherwise required by law or (y) as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, no such amendment or other action by the Administrator shall reduce the rights of any Participant without the Participant’s consent.

15.    TERM OF OPTION.

Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 11 hereof, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within seven (7) years after the date on which the Option was granted, as set forth in the Award Agreement (or any other period set forth in the instrument granting such Option pursuant to Section 6 hereof), such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Participant in and to the same shall expire, and, in the event that in connection therewith any Shares are held in trust as aforesaid, such trust shall expire.

16.    CONTINUANCE OF ENGAGEMENT; ENTITLEMENT TO AWARDS.

16.1    Neither the Plan nor any offer of Shares or Awards to a Participant shall impose any obligation on the Company or a related company thereof, to continue the employment or engagement of any Participant as a Service Provider, and nothing in the Plan or in any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve as a Service Provider of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment or engagement at any time.

16.2    Neither the Plan nor any offer of Shares or Awards to a Participant shall impose any obligation on the Company or a related company thereof, to make any future offer of Shares or Awards to any Participant, and nothing in the Plan or in any Award granted pursuant thereto shall confer upon any Participant any right or entitlement to receive any future offer of shares or Awards under the Plan, or any successor plan, by virtue of being a Service Provider to the Company or a related company thereof.

17.    GOVERNING LAW.

The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

18.    APPLICATION OF FUNDS.

The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

19.    TAXES.

19.1    Any tax consequences arising from the grant, vesting or exercise of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its affiliates, or the Participant), hereunder shall be borne solely by the Participant. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Awards or Shares held by on behalf of the Participant to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

19.2    The receipt of an Award and/or the acquisition of Shares issued upon the exercise of the Options may result in tax consequences. The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up to date or to take into account any special circumstances relating to a Participant.

19.3    THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

20.    CONDITIONS UPON ISSUANCE OF SHARES.

Shares shall not be issued pursuant to an Award unless the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.    MISCELLANEOUS.

Whenever applicable in the Plan, the singular and the plural, and the masculine, feminine and neuter shall be freely interchangeable, as the context requires. The Section headings or titles shall not in any way control the construction of the language herein, such headings or titles having been inserted solely for the purpose of simplified reference. Words such as “herein”, “hereof”, “hereto”, “hereinafter”, “hereby”, and “hereinabove” when used in the Plan refer to the Plan as a whole, including any applicable Appendices, unless otherwise required by context.

* * *

APPENDIX – ISRAELI TAXPAYERS

MELLANOX TECHNOLOGIES, LTD. SECOND AMENDED AND RESTATED GLOBAL SHARE INCENTIVE PLAN (2006)

1.    SPECIAL PROVISIONS FOR ISRAELI TAX PAYERS

1.1    This Appendix (the “Appendix”) to the Second Amended and Restated Mellanox Technologies, Ltd. Share Incentive Plan (2006) (the “Plan”) is effective as of the date the Plan, as amended and restated, becomes effective (the “Effective Date”).

1.2    The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes, or are otherwise subject to taxation in Israel with respect to Awards.

1.3    This Appendix applies with respect to Awards granted under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Awards that may be granted or issued under the Plan from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix is applicable only to grants made after the Effective Date. This Appendix complies with, and is subject to the ITO and Section 102.

1.4    The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.

2.    DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

“3(i) Option” means an Option or Restricted Share Unit which is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any person who is not an Eligible 102 Participant.

“102 Capital Gains Track” means the tax alternative set forth in Section 102(b)(2) of the ITO pursuant to which income resulting from the sale of Shares derived from Options or Restricted Share Units is taxed as a capital gain.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Ordinary Income Track” means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Shares derived from Options or Restricted Share Units is taxed as ordinary income.

“102 Ordinary Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

“102 Trustee Grant” means an Award made pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Participant, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

“Award” means an Option, a Restricted Share Unit award or other award or allotment of Shares under the Plan and this Appendix.

“Affiliate” means any “employing company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder” as defined under Section 32(9) of the Ordinance, means an employee who prior to the grant or as a result of the exercise of any Option or grant or vesting of any Restricted Share Unit or Shares, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the Ordinance) (i) 10% of the outstanding shares of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, (iv) the right to obtain 10% of the “profit” of the Company (as defined in the Ordinance), or (v) the right to appoint a director of the Company.

“Election” means the Company’s choice of the type (as between capital gains track or ordinary income track) of 102 Trustee Grants it will make under the Plan, as filed with the ITA.

“Eligible 102 Participant” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, who is not a Controlling Shareholder.

“Fair Market Value” shall mean with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

“ITA” means the Israeli Tax Authorities.

“ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

“Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

“Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Options, Restricted Share Units or Shares granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted.

“Restricted Share Unit” means an Award granted pursuant to Section 3 hereof.

“Rules” means the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5763-2003.

“Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time, including by the Law Amending the Income Tax Ordinance (Number 132), 2002, effective as of January 1, 2003 and by the Law Amending the Income Tax Ordinance (Number 147), 2005.

“Shares” means Ordinary Shares, nominal value NIS 0.01 per share, of the Company, including restricted or unrestricted Shares issued upon exercise of Options or the vesting of Restricted Share Units granted pursuant to the Plan and this Appendix.

“Trustee” means a person or entity designated by the Board of Directors to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3.    SPECIAL TERMS FOR RESTRICTED SHARE UNITS

3.1    Grant of Restricted Share Units.    The Administrator is authorized to make Awards of Restricted Share Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Share Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to either: (a) in the case of an Award that is not a 102 Trustee Grant, the Participant of record as issued to the Participant in the books of the Company (or, if applicable, its transfer agent or stock plan administrator), or (b) in the case of a 102 Trustee Grant, the Trustee (for the benefit of such Participant), pursuant to the provisions of Section 5 below, one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited.

3.2    Forfeiture.    Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment or status of Service Provider, any Restricted Share Units that have not fully vested shall be forfeited; provided, however, that the Administrator may provide for the accelerated vesting of Restricted Share Units, in its sole discretion.

4.    TYPES OF AWARDS AND SECTION 102 ELECTION

4.1    Awards made pursuant to Section 102, whether as grants of Options or Restricted Share Units or as issuances of Shares under the Plan shall be made pursuant to either (a) Section 102(b)(2) of the ITO as 102 Capital Gains Track Grants or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant it chooses to make shall be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.

4.2    Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Appendix. Participants who are not Eligible 102 Participants may be granted only 3(i) Options under this Appendix.

4.3    No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the requisite filings required by the ITO and the Rules have been made with the ITA.

4.4    The Award Agreement evidencing the Award made pursuant to the Plan and this Appendix shall indicate whether the Award is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Grant; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

5.    TERMS AND CONDITIONS OF 102 TRUSTEE OPTIONS AND RESTRICTED SHARE UNITS

5.1    Each 102 Trustee Grant will be deemed granted on the date stated in a written notice by the Company, provided that on or before such date (i) the Company has provided such notice to the Trustee and (ii) the Participant has signed all documents required pursuant to this Section 5.

5.2    Each 102 Trustee Grant granted to an Eligible 102 Participant and each certificate for a Share acquired pursuant to the exercise of a Option, vesting of a Restricted Share Unit or issued directly as Share shall be issued to and registered in the name of a Trustee and shall be held in trust for the benefit of the Participant for the Required Holding Period. After termination of the Required Holding Period, the Trustee may release such Option, Restricted Share Unit and any such Shares, provided that (i) the Trustee has received an acknowledgment from the Israeli Income Tax Authority that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Options, Restricted Share Units or shares issued upon exercise of such Option or vesting of such Restricted Share Unit prior to the full payment of the Eligible 102 Participant’s tax liabilities.

5.3    Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Option and shall prevail over any term contained in the Plan, this Appendix or any agreement that is not consistent therewith. Any provision of the ITO and any approvals by the Income Tax Commissioner not expressly specified in this Plan, Appendix or Award Agreement which are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.

5.4    During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Options, Restricted Share Units or Shares and other shares received subsequently following any realization of rights derived from Shares, Options or Restricted Share Units (including share dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the shares have been withheld for Transfer to the tax authorities and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable agreement and any applicable law. To avoid doubt, such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant.

5.5    In the event a share dividend is declared on Shares which derive from Awards granted as 102 Trustee Grants, such dividend shall also be subject to the provisions of this Section 5 and the Required Holding Period for such dividend shares shall be measured from the commencement of the Required Holding Period for the Options, Restricted Share Units or Shares with respect to which the dividend was declared. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant after deduction of taxes and mandatory payments in compliance with applicable withholding requirements.

5.6    If an Option or Restricted Share Unit granted as a 102 Trustee Grant is exercised or vests during the Required Holding Period, the Shares issued upon such exercise or vesting shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant. If such an Option or Restricted Share Unit is exercised or vests after the Required Holding Period ends, the Shares issued upon such exercise or vesting shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Eligible 102 Participant directly, provided that the Participant first complies with all applicable provisions of the Plan.

5.7    For as long as Shares are registered in the name of the Trustee for the benefit of a Participant, the Trustee shall provide to the Participant prompt written notice of all shareholder meetings or other communications to shareholders of the Company received by the Trustee, and if so requested in writing by the Participant, the Trustee shall execute a proxy in a form acceptable to the Company to enable the Participant to vote such Shares.

6.    ASSIGNABILITY

As long as Options, Restricted Share Units or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

7.    TAX CONSEQUENCES

7.1    Any tax consequences arising from the grant, sale, vesting or exercise of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its affiliates and/or the Trustee or the Participant), hereunder shall be borne solely by the Participant. The Company and/or its affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company an/or any of its affiliates and/or the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by on behalf of the Participant to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

7.2    With respect to Non-Trustee Grants, if the Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the Rules.

8.    GOVERNING LAW AND JURISDICTION

Notwithstanding any other provision of the Plan, with respect to Participants subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein

* * *

APPENDIX—U.S. TAXPAYERS

MELLANOX TECHNOLOGIES, LTD.

SECOND AMENDED AND RESTATED GLOBAL SHARE INCENTIVE PLAN (2006)

1.    SPECIAL PROVISIONS FOR PERSONS WHO ARE U.S. TAXPAYERS.

1.1    This Appendix (the “Appendix”) to the Mellanox Technologies, Ltd. Second Amended and Restated Global Share Incentive Plan (2006) (the “Plan”) is effective as of the date that the Plan becomes effective (the “Effective Date”).

1.2    The provisions specified hereunder apply only to persons who are subject to U.S. federal income tax (any such person, a “U.S. Taxpayer”).

1.3    This Appendix applies with respect to Awards granted under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Awards that may be granted or issued under the Plan from time to time, in compliance with applicable tax, securities and other applicable laws currently in force. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan (including, without limitation, its provisions regarding adjustments). This Appendix is applicable only to grants made after the Effective Date.

1.4    The Plan and this Appendix shall be read together. In any case of an irreconcilable contradiction (as determined by the Administrator) between the provisions of this Appendix and the Plan, the provisions of the Plan shall govern unless expressly stated otherwise in this Appendix.

1.5    To the extent required by applicable law, the Plan and this Appendix shall be submitted to the Company’s shareholders for approval within twelve (12) months after the Effective Date.

2.    DEFINITIONS.

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

“Award” means an Option, a Restricted Share award, a Restricted Share Unit award or other equity-based awards granted to a Participant pursuant to this Appendix and the Plan, or other allotment of Shares under the Plan and this Appendix.

“Disability” means, with respect to Incentive Stock Options, a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

“Fair Market Value” means, for purposes of this Appendix, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, (a) if the Shares are listed on any established stock exchange or a national market system, the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (b) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the closing bid and asked prices for the Shares on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Shares, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (c) in the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Administrator. Notwithstanding any provision herein to the contrary, with respect to Non-Qualified Stock Options, the “Fair Market Value” of the Shares shall be determined in a manner that satisfies the applicable requirements of Code Section 409A, and with respect to Incentive Stock Options, such Fair Market Value shall be determined in a manner that satisfies the applicable requirements of Code Section 422, and subject to Code Section 422(c)(7).

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests or in Section A(1)(a)(5) of the general instructions of Form S-8, as applicable.

“Incentive Stock Option” means any Option awarded to an eligible Participant under the Plan and this Appendix intended to be and designated in the Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” means any Option awarded under this Plan that is not an Incentive Stock Option.

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Restricted Shares” means Shares awarded to a Participant pursuant to Section 6 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

“Restricted Share Unit” means an Award granted pursuant to Section 7 hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Ten Percent Shareholder” means a person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, its Subsidiaries or its Parent.

3.    SHARES RESERVED UNDER APPENDIX FOR INCENTIVE STOCK OPTIONS.

The maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 8,440,000 Shares, and such reserve of Shares for grants of Incentive Stock Options shall not be increased without the approval of the shareholders of the Company as required pursuant to Section 421 et seq. of the Code. The number of Shares stated in this Section 3 shall be subject to adjustment as provided in Section 12.1 of the Plan. To the extent that an Incentive Stock Option terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Incentive Stock Option pursuant to the Plan and this Appendix. Notwithstanding the foregoing, any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Incentive Stock shall not again be available for the grant of an Incentive Stock Option pursuant to the Plan and this Appendix. In addition, Shares purchased on the open market with cash proceeds from the exercise of Incentive Stock Options shall not be available for the grant of an Incentive Stock Option pursuant to the Plan and this Appendix. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any affiliate shall not be counted against Shares available for grant as Incentive Stock Options pursuant to the Plan and this Appendix. Notwithstanding the provisions of this Section 3 hereof, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

4.    GRANTS OF OPTIONS.

4.1    Generally.    The Administrator shall have full authority to grant Options to Service Providers pursuant to the terms of this Appendix and the Plan. All Options shall be granted by, confirmed by, and subject to the terms of, an Award Agreement to be executed by the Company and the Participant. In particular, the Administrator shall have the authority to determine whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.

4.2    Eligibility.    All Service Providers are eligible to be granted Non-Qualified Stock Options under this Appendix, and only employees of the Company, a Subsidiary or a Parent are eligible to be granted Incentive Stock Options under this Appendix, if so employed on the grant date of such Incentive Stock Option, although it is anticipated that grants hereunder will be granted solely or primarily to U.S. Taxpayers. Eligibility for the grant of an Option and actual participation in this Appendix and the Plan shall be determined by the Administrator in its sole discretion. Notwithstanding anything in this Section 4.2 to the contrary, Consultants who are not natural persons that provide bona fide services to the Company, a Subsidiary or a Parent, and Consultants who provide services in connection with the offer or sale of securities in a capital raising transaction shall not be eligible to be granted Options under this Appendix.

5.    SPECIAL TERMS FOR INCENTIVE STOCK OPTIONS.

5.1    Disqualification.    To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

5.2    Exercise Price.    The exercise price per Share subject to an Incentive Stock Option shall be determined by the Administrator at the time of grant of such Incentive Stock Option; provided that the per share exercise price of an Option shall not be less than 100% of the Fair Market Value of the Share at the time of grant of such Incentive Stock Option; and provided, further, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price per Share shall be no less than 110% of the Fair Market Value of the Share at the time of the grant of such Incentive Stock Option.

5.3    Option Term.    The term of each Incentive Stock Option shall be fixed by the Administrator; provided, however, that no Incentive Stock Option shall be exercisable more than seven (7) years after the date such Incentive Stock Option is granted; and further provided that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five years.

5.4    Incentive Stock Option Limitations.    To the extent that the aggregate Fair Market Value (determined as of the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. In addition, if an employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by Section 422 of the Code), such Incentive Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of this Appendix not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Administrator may amend this Appendix accordingly, without the necessity of obtaining the approval of the shareholders of the Company, unless required by applicable law.

5.5    Effect of Termination.    Notwithstanding anything to the contrary in the Plan or this Appendix, and in the absence of a provision specifying otherwise in the relevant Award Agreement, then with respect to Incentive Stock Options, the following provisions must be met on order for the Award to qualify as an Incentive Stock Option under the Code:

(a)    in the event that the Participant ceases to be an employee of the Company or any Subsidiary or Parent for any reason other than the Participant’s death or Disability, the vested Options must be exercised within three (3) months from the effective date of termination of the Participant’s employment with the Company, any Subsidiary or Parent;

(b)    in the event that the Participant’s employment with the Company, a Subsidiary or Parent terminates as a result of the Participant’s death or Disability, the Option must be exercised within twelve (12) months following the Participant’s date of termination for death or Disability.

To avoid doubt, the provisions of Section 11 of the Plan shall remain in full force and effect and apply to Awards granted as Incentive Stock Options. The restrictions set forth above represent special additional limitations that apply to qualify as Incentive Stock Options under the provisions of the Code. To avoid doubt, a Participant may choose to exercise Options in accordance with the terms of Section 11 of the Plan and the relevant Award Agreement, and not in compliance with the provisions of the Code relating to “incentive stock options”. In that case such Option will not qualify as an Incentive Stock Option and will be treated as a Non-Qualified Stock Option.

5.6    Notice of Disposition.    The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.

5.7    Right to Exercise.    During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

6.    SPECIAL TERMS FOR RESTRICTED STOCK.

6.1    Grant of Restricted Stock.    The Administrator is authorized to make Awards of Restricted Stock to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

6.3    Forfeiture.    Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment or status of Service Provider during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Administrator may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.5    Taxes.    In accordance with the terms of the Code, a Participant shall be responsible for payment of all taxes incurred in connection with the grant of Restricted Stock. Accordingly, upon the vesting of Restricted Stock, a Participant shall make provision for the payment of all required withholding to the Company in accordance with Section 19.1 of the Plan.

7.    RESTRICTED SHARE UNITS.

The Administrator is authorized to make Awards of Restricted Share Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Share Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant or record as issued to the Participant in the books of the Company (or, if applicable, its transfer agent or stock plan administrator) one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited.

8.    AMENDMENT OF APPENDIX AND INDIVIDUAL AWARDS.

8.1    This Appendix may be amended or terminated in accordance with the terms governing the amendment or termination of the Plan; provided, however, that without the approval of the shareholders of the Company entitled to vote in accordance with applicable law, no amendment may be made that would: (i) increase the aggregate number of Shares that may be issued under this Appendix; (ii) change the classification of individuals eligible to receive Incentive Stock Options under this Appendix; (iii) decrease the minimum exercise price of any Option below the amounts specified herein; (iv) extend the term of the Plan under Section 14.1 of the Plan or the maximum Option period under Section 5.3 of this Appendix; or (v) require shareholder approval in order for the Appendix to continue to comply with Section 422 of the Code to the extent applicable to Incentive Stock Options or require shareholder approval to the extent necessary and desirable to comply with applicable law, regulations or under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

8.2    The Administrator may, to the extent permitted by the Plan and this Appendix, amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to the Plan or as otherwise specifically provided herein, no such amendment or other action by the Administrator shall materially impair the previously accrued rights of any holder of such Award without the holder’s consent.

8.3    Notwithstanding any other provisions of the Plan or this Appendix to the contrary, (a) the Administrator may amend the Plan, this Appendix or any Award without the consent of the holder thereof if the Administrator determines that such amendment is required or advisable for the Company, the Plan, this Appendix or any Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard, and (b) neither the Company nor the Administrator shall take any action pursuant to Section 8 or Section 10 of this Appendix or Section 14.2 of the Plan, or otherwise, that would cause an Award that is otherwise exempt under Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.

9.    LIMITS ON TRANSFER.

No Award shall be assigned, transferred or otherwise disposed of by a Participant otherwise than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Administrator may determine, in its sole discretion, at the time of grant or thereafter that an Award (other than an Incentive Stock Option) granted under this Appendix that is otherwise not transferable pursuant to this Section 9 is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Administrator. An Award that is transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan, the Appendix and the applicable Award Agreement. Any Shares acquired upon the exercise of an Award by a permissible transferee of an Award or a permissible transferee pursuant to a transfer after the exercise of, or issuance of Shares under, an Award shall be subject to the terms of the Plan, the Appendix and the applicable Award Agreement.

10.    DEFERRED COMPENSATION.

To the extent that the Administrator determines that any Award granted under the Plan and this Appendix is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, this Appendix and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or this Appendix to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan or the Appendix and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. The Administrator may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or an Appendix that (in each case) meets the requirements of Code Section 409A.

* * *

APPENDIX B

DIRECTIONS TO MELLANOX TECHNOLOGIES, LTD.’S

2017 ANNUAL GENERAL MEETING

Our offices located at Hakidma St. 26, Ofer Industrial Park, Yokneam, Israel

Telephone: +972-74-723-7200

Coming from Route 2 North:

1.	Follow Route 2 to Route 70. Take exit Zikhron Ya’aqov Interchange from Kvish HaHof/Route 2

2.	At the interchange Zikhron Ya’aqov Interchange, Use the right lane to follow signs for Route 70 toward Zikhron-Ya’aqov/Yoqne’am

3.	Follow Route 70 to HaKidma St in Yokne’am Illit

4.	Continue onto Route 70

5.	At the interchange En Tut Interchange, Use the left 2 lanes to follow signs for Route 70 toward Yoqne’am

6.	Continue onto Route 70

7.	Use the left 2 lanes to turn left onto HaTnufa St

8.	At the roundabout, take the 3rd exit onto HaKidma St

9.	Destination will be on the right

Coming from Haifa through Route Okef Krayot:

1.	Take HaAliya HaShniya St to Jaffa Road/Route 4

2.	Take Route 75 to Route 70

3.	Use the left 2 lanes to turn left onto Jaffa Road/Route 4; Continue to follow Route 4

4.	Keep left at the fork, follow signs for Akko/Airport/Route 22

5.	Continue onto Okef Krayot/Route 22

6.	Use the right 2 lanes to turn slightly right onto Route 75 (signs for Yagur/Nazareth)

7.	Continue on Route 70. Drive to HaKidma St in Yokne’am Illit

8.	Continue straight onto Route 70

9.	Slight right onto HaKidma St; Go through 2 roundabouts

10.	Destination will be on the right

B-1

APPENDIX C

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Year Ended December 31,
	2016	2015
Reconciliation of GAAP net income to non-GAAP:
GAAP net income	$18,518	$92,894
Adjustments:
Share-based compensation expense:
Cost of revenues	2,375	2,366
Research and development	40,474	28,821
Sales and marketing	15,183	10,309
General and administrative	13,086	9,268

Total share-based compensation expense	71,118	50,764
Amortization of acquired intangibles:
Cost of revenues	48,119	7,694
Research and development	781	779
Sales and marketing	7,713	1,173

Total amortization of acquired intangibles	56,613	9,646
Settlement and other (income) expense:
General and administrative	4,981	—

Total settlement and other (income) expense	4,981	—
Acquisition related charges:
Cost of revenues	8,261	—
Research and development	1,834	2,118
Sales and marketing	206	450
General and administrative	6,844	1,820

Total acquisition related charges	17,145	4,388
Impairment of investment in a privately-held company	—	3,189
Tax effects and adjustments	1,086	(22,410)

Non-GAAP net income	$169,461	$138,471

C-1

		0		∎

MELLANOX TECHNOLOGIES, LTD.

PROXY FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 25, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Mellanox Technologies, Ltd., an Israeli company, hereby acknowledges receipt of the Notice of 2017 Annual General Meeting of Shareholders and Proxy Statement each dated March     , 2017 and hereby appoints each of Eyal Waldman and Jacob Shulman as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2017 Annual General Meeting of Shareholders of Mellanox Technologies, Ltd. to be held on April 25, 2017 at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time) at the offices of Mellanox Technologies, Ltd., located at 26 Hakidma Street, Beit Mellanox, Yokneam, Israel 2069200 and at any postponement or adjournment thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the other side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” the election of each director nominee, for every “ONE YEAR”, on an advisory basis, as the frequency for an advisory vote on named executive officer compensation, and “FOR” the approval of each other proposal set forth on the other side in accordance with the Board of Directors’ recommendations. If the undersigned does not state otherwise, any additional business to properly come before the meeting will be voted in accordance with the best judgement of the proxies named herein.

		(Continued and to be signed on the reverse side)
∎	1.1		14475	∎

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MELLANOX TECHNOLOGIES, LTD.

April 25, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. These procedures comply with California law.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 25, 2017:

The notice of meeting, Annual Report on Form 10-K, proxy statement and proxy card are available at https://www.proxydocs.com/mlnx

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

    ∎

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF SEVEN DIRECTORS AND

“FOR” PROPOSALS 2A, 3A, 4 AND 6 THROUGH 8, AND “ONE YEAR” ON PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of Directors:	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	Irwin Federman Eyal Waldman Dov Baharav Shai Cohen Glenda Dorchak David Perlmutter Thomas Weatherford	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	2A.

To approve (i) an increase in the annual base salary of Eyal Waldman from $570,000 to $610,000 effective retroactively from April 1, 2017, and accordingly any contribution to Israeli severance, pension and education funds shall be made based on the updated base salary, and (ii) a cash bonus to be paid to Mr. Waldman in the amount of $270,000 for services rendered for the fiscal year ended December 31, 2016.

							☐	☐	☐
2B.

If you do have a Personal Interest (as the term “personal interest” is defined in the Israeli Companies Law, 1999) in 2A please select “For”. If you do not have a Personal Interest in 2A please select “Against”. Please note, if you do not mark either of the boxes, your vote will not be counted as part of the non-interested votes required for the approval of Item 2A.

							☐	☐	☐
3A.

To approve the grant to Mr. Waldman of 90,000 restricted share units under the Second Amended and Restated Global Share Incentive Plan (2006) (the “Second Restated Plan”) if approved by our shareholders, or else under our existing Amended and Restated Global Share Incentive Plan (2006) (the “First Restated Plan”), as approved by our shareholders last year, effective March 14, 2016.

							☐	☐	☐
3B.

If you do have a Personal Interest in 3A please select “For”. If you do not have a Personal Interest in 3A please select “Against”. Please note, if you do not mark either of the boxes, your vote will not be counted as part of the non-interested votes required for the approval of Item 3A.

							☐	☐	☐
					4.	To conduct an advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
						1 YEAR	2 YEARS	3 YEARS	ABSTAIN
					5.	To conduct an advisory vote on the frequency of an advisory vote to approve the compensation of our named executive officers. ☐	☐	☐	☐
							FOR	AGAINST	ABSTAIN
					6.	To approve certain changes to the annual retainer fees and equity awards to our non-employee directors.	☐	☐	☐
7.

To approve the Second Restated Plan, making certain changes to the terms of the First Restated Plan and to increase the number of ordinary shares reserved for issuance under the plan by 1,640,000 shares.

							☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐	8.	To appoint Kost Forer Gabbay & Kasierer, the Israel-based member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and to authorize our audit committee to determine our accounting firm’s fiscal 2017 remuneration in accordance with the volume and nature of their services.	☐	☐	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎